UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MDU Resources Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1200 West Century Avenue	Terry D. Hildestad
President and
Chief Executive Officer
Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

March 12, 2010

To Our Stockholders:

Please join us for the 2010 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 27, 2010, at 11:00 a.m., Central Daylight Saving Time, at 909 Airport Road, Bismarck, North Dakota.

The formal matters are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We also will have a brief report on current matters of interest. Lunch will be served following the meeting.

We were pleased with the stockholder response for the 2009 Annual Meeting at which 88.77 percent of the common stock was represented in person or by proxy. We hope for an even greater representation at the 2010 meeting.

You may vote your shares by telephone, by the Internet, or by returning the enclosed proxy card. Representation of your shares at the meeting is very important. We urge you to submit your proxy promptly.

Please note that the New York Stock Exchange rules have changed. Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead, (1) call (701) 530-1000 to request an admission ticket(s), (2) bring a statement from their bank or broker showing proof of stock ownership as of February 26, 2010 to the annual meeting, and (3) present their admission ticket(s) and photo identification, such as a driver’s license. Directions to the meeting will be included with your admission ticket.

I hope you will find it possible to attend the meeting.

Sincerely yours,

Terry D. Hildestad

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

MDU RESOURCES GROUP, INC.
1200 West Century Avenue

Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on April 27, 2010

The 2010 Notice of Annual Meeting and Proxy Statement and 2009 Annual Report
to Stockholders are available at www.mdu.com/proxymaterials.

March 12, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota, on Tuesday, April 27, 2010, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

(1)	To elect ten directors nominated by the board of directors to one-year terms;

(2)

To repeal Article TWELFTH of our Restated Certificate of Incorporation, which contains provisions relating to business combinations with interested stockholders, and make related amendments to Articles THIRTEENTH and FOURTEENTH;

(3)

To repeal Article FIFTEENTH of our Restated Certificate of Incorporation, which contains supermajority vote requirements for amendments to certain articles of our Restated Certificate of Incorporation;

(4)

To repeal section (c) of Article THIRTEENTH of our Restated Certificate of Incorporation, which provides that directors may be removed by stockholders only for cause, and make technical amendments to section (a) of Article THIRTEENTH;

(5)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2010;

(6)	To act upon a stockholder proposal requesting a report on coal combustion waste; and

(7)	To transact any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The board of directors has set the close of business on February 26, 2010 as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting.

All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead, (1) call (701) 530-1000 to request an admission ticket(s), (2) bring a statement from their bank or broker showing proof of stock ownership as of February 26, 2010 to the annual meeting, and (3) present their admission ticket(s) and photo identification, such as a driver’s license. Directions to the meeting will be included with your admission ticket. We look forward to seeing you.

By order of the Board of Directors,

Paul K. Sandness Secretary

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Page

Notice of Annual Meeting of Stockholders

Proxy Statement	1

Voting Information	1

Item 1. Election of Directors	3

Director Nominees	3

Item 2. Repeal of Article TWELFTH of our Restated Certificate of Incorporation, which Contains Provisions Relating to Business Combinations with Interested Stockholders, and Related Amendments to Articles THIRTEENTH and FOURTEENTH	10

Item 3. Repeal of Article FIFTEENTH of our Restated Certificate of Incorporation, which Contains Supermajority Vote Requirements for Amendments to Certain Articles of our Restated Certificate of Incorporation	11

Item 4. Repeal of Section (c) of Article THIRTEENTH of our Restated Certificate of Incorporation, which Provides that Directors may be Removed by Stockholders Only for Cause, and Technical Amendments to Section (a) of Article THIRTEENTH	12

Item 5. Ratification of Independent Auditors	13

Accounting and Auditing Matters	14

Item 6. Stockholder Proposal Requesting a Report on Coal Combustion Waste	14

Executive Compensation	17

Compensation Discussion and Analysis	17

Compensation Committee Report	32

Summary Compensation Table for 2009	32

Grants of Plan-Based Awards in 2009	33

Outstanding Equity Awards at Fiscal Year-End 2009	36

Option Exercises and Stock Vested during 2009	37

Pension Benefits for 2009	37

Nonqualified Deferred Compensation for 2009	41

Potential Payments upon Termination or Change of Control	41

Director Compensation for 2009	49

Information Concerning Executive Officers	51

Security Ownership	52

Related Person Transaction Disclosure	53

Corporate Governance	53

Section 16(a) Beneficial Ownership Reporting Compliance	59

Other Business	59

Shared Address Stockholders	59

2011 Annual Meeting of Stockholders	59

Exhibit A – MDU Resources Group, Inc.’s Proposed Amendments to its Restated Certificate of Incorporation	A-1

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT

The board of directors of MDU Resources Group, Inc. is furnishing this proxy statement beginning March 12, 2010 to solicit your proxy for use at our annual meeting of stockholders on April 27, 2010.

We will pay the cost of soliciting your proxy and reimburse brokers and others for forwarding proxy material to you. Georgeson Inc. additionally will solicit proxies for approximately $8,000 plus out-of-pocket expenses.

The Securities and Exchange Commission’s e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders as an alternative to mailing full sets of proxy materials except upon request. For 2010, we have elected to use the Securities and Exchange Commission’s full set delivery option, which means that while we are posting our proxy materials online, we are also mailing a full set of our proxy materials to our stockholders. We believe that mailing a full set of proxy materials will help ensure that a majority of outstanding shares of our common stock are present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a full set of proxy materials in the mail for this year’s annual meeting. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

VOTING INFORMATION

Who may vote? You may vote if you owned shares of our common stock at the close of business on February 26, 2010. You may vote each share that you owned on that date on each matter presented at the meeting. As of February 26, 2010, we had 188,053,936 shares of common stock outstanding entitled to one vote per share.

What am I voting on? You are voting on:

•	the election of ten directors nominated by the board of directors for one-year terms

•

the repeal of article TWELFTH of our restated certificate of incorporation, which contains provisions relating to business combinations with interested stockholders, and related amendments to articles THIRTEENTH and FOURTEENTH

•

the repeal of article FIFTEENTH of our restated certificate of incorporation, which contains supermajority vote requirements for amendments to certain articles of our restated certificate of incorporation

•

the repeal of section (c) of article THIRTEENTH of our restated certificate of incorporation, which provides that directors may be removed by stockholders only for cause, and technical amendments to section (a) of article THIRTEENTH

•	the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2010

•	a stockholder proposal requesting a report on coal combustion waste and

•	any other business that is properly brought before the meeting.

What vote is required to pass an item of business? A majority of our outstanding shares of common stock entitled to vote must be present in person or represented by proxy to hold the meeting.

If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Please note that the New York Stock Exchange rules have changed and an uncontested election of directors is no longer considered a routine matter. This means that brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

MDU Resources Group, Inc. Proxy Statement	1

Proxy Statement

Item 1 – Election of Directors
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.

Our policy on majority voting for directors and our corporate governance guidelines require any nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.

Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Item 2 – Repeal of Article TWELFTH of our Restated Certificate of Incorporation, which Contains Provisions Relating to Business Combinations with Interested Stockholders, and Related Amendments to Articles THIRTEENTH and FOURTEENTH
Approval of Item 2 requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will count as votes “against” the proposal.

Item 3 – Repeal of Article FIFTEENTH of our Restated Certificate of Incorporation, which Contains Supermajority Vote Requirements for Amendments to Certain Articles of our Restated Certificate of Incorporation
Approval of Item 3 requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will count as votes “against” the proposal.

Item 4 – Repeal of Section (c) of Article THIRTEENTH of our Restated Certificate of Incorporation, which Provides That Directors May Be Removed by Stockholders Only for Cause, and Technical Amendments to Section (a) of Article THIRTEENTH
Approval of Item 4 requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will count as votes “against” the proposal.

Item 5 – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Auditors for 2010
Approval of Item 5 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes “against” the proposal.

Item 6 – Stockholder Proposal Requesting a Report on Coal Combustion Waste
Approval of Item 6 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes “against” the proposal. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors, “for” proposals 2, 3, 4 and 5 and “against” proposal 6.

How do I vote? There are three ways to vote by proxy:

•	by calling the toll free telephone number on the enclosed proxy card

•	by using the Internet as described on the enclosed proxy card or

•	by returning the enclosed proxy card in the envelope provided.

You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. Follow their instructions.

2	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Can I revoke my proxy? Yes. You can revoke your proxy by:

•	filing written revocation with the corporate secretary before the meeting

•	filing a proxy bearing a later date with the corporate secretary before the meeting or

•	revoking your proxy at the meeting and voting in person.

ITEM 1. ELECTION OF DIRECTORS

At our 2007 annual meeting of stockholders, our board of directors proposed and our stockholders approved the declassification of our board of directors. The declassification was phased in over a three-year period from 2008 - 2010. Directors elected at our 2007 annual meeting comprise the last class elected to serve a three-year term, and their terms will expire at this year’s annual meeting. As a result, commencing with this year’s annual meeting, our board will be completely declassified. All nominees for director are nominated to serve one-year terms, until the annual meeting of stockholders in 2011 and until their respective successors are elected and qualified, or until their earlier resignation, removal from office, or death. Effective as of the date of this year’s annual meeting, the board of directors has set the number of directors at ten.

The board of directors expresses its thanks to John L. Olson and Sister Thomas Welder, O.S.B. Mr. Olson retired from the board effective August 13, 2009 after reaching the mandatory retirement age of 70 for outside directors. Mr. Olson served on the board for 24 years and on the audit committee for 23 years. He also served on the compensation and nominating and governance committees during his tenure. Sister Welder chose not to seek re-election at this annual meeting because, pursuant to our bylaws’ mandatory retirement policy, she would be required to retire on May 13, 2010, which is the first regular meeting of the board after she attains the mandatory retirement age. Sister Welder served on the board for 22 years and on the nominating and governance committee for 21 years. She also served on the finance and audit committees during her tenure. Their dedicated service and expertise will be missed.

We have provided information below about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, business experience, and service on other boards of directors, including any other directorships held during the past five years. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as a director of MDU Resources Group, Inc. at the time we file our proxy statement, in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of ours.

Director Nominees

Thomas Everist	Director Since 1995
Age 60	Compensation Committee

Mr. Everist has served as president and chairman of The Everist Company, Sioux Falls, South Dakota, an aggregate, concrete, and asphalt production company, since April 15, 2002. He was previously president and chairman of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 15, 2002. He held a number of positions in the aggregate and construction industries prior to assuming his current position with The Everist Company. He is a director of Showplace Wood Products, Sioux Falls, South Dakota, a custom cabinets manufacturer, and has been a director of Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films since 1996, and its chairman of the board since April 1, 2009.

Mr. Everist attended Stanford University where he received a bachelor’s degree in mechanical engineering and a master’s degree in construction management. He is active in the Sioux Falls community and currently serves as a director on the Sanford Health Foundation, a non-profit charitable health services organization. From July 2001 to June 2006, he served on the South Dakota Investment Council, the state agency responsible for prudently investing state funds.

For the following reasons, the board concluded that Mr. Everist should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. A significant portion of MDU Resources Group, Inc.’s earnings is derived from its construction services and aggregate mining businesses. Mr. Everist has considerable business experience in this area, with more than 36 years in the aggregate and construction materials industry. He has also demonstrated success in his business and leadership skills, serving as president and chairman of his companies for over 22 years. We value other public company board service. Mr. Everist has

MDU Resources Group, Inc. Proxy Statement	3

Proxy Statement

experience serving as a director and now chairman of another public company, which enhances his contributions to our board. His leadership skills and experience with his own companies and on other boards enable him to be an effective board member and compensation committee chairman. With the retirement of John L. Olson and Sister Thomas Welder, Mr. Everist becomes our longest serving board member, providing 15 years of board experience as well as extensive knowledge of our business.

Karen B. Fagg	Director Since 2005
Age 56	Nominating and Governance Committee Compensation Committee

Ms. Fagg has served as vice president of DOWL LLC, d/b/a DOWL HKM, an engineering and design firm, since April 2008. Ms. Fagg was president from April 1, 1995 through March 2008, and chairman and majority owner from June 2000 through March 2008 of HKM Engineering, Inc., Billings, Montana, an engineering and physical science services firm. HKM Engineering, Inc. merged with DOWL LLC on April 1, 2008. Ms. Fagg was employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988 and served as vice president of operations and corporate development director. Ms. Fagg served a four-year term as director of the Montana Department of Natural Resources and Conservation, Helena, Montana, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; regulating oil and gas exploration and production; and administering several grant and loan programs from 1989 through 1992.

Ms. Fagg has a bachelor’s degree in mathematics from Carroll College in Helena, Montana. She served on the board for St. Vincent’s Healthcare from October 2003 until October 2009, including a term as board chair and on the board of Deaconess Billings Clinic Health System from 1994 to 2003. She is a member of the Board of Trustees of Carroll College, the Board of Advisors of the Charles M. Bair Family Trust, and a member of the Board of Directors of the Billings Chamber of Commerce. She is also a member of the Montana State University Engineering Advisory Council, whose responsibilities include evaluating the mission and goals of the College of Engineering and assisting in the development and implementation of the college’s strategic plan. From 2002 through 2006, she served on the Montana Board of Investments, the state agency responsible for prudently investing state funds. From 2001 to 2005, she served on the board of Montana State University’s Advanced Technology Park. From 2000 to 2007, she served on the ZooMontana Board and as vice chair from 2006 to 2007.

For the following reasons, the board concluded that Ms. Fagg should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. Construction and engineering, energy, and the responsible development of natural resources are all important aspects of our business. Ms. Fagg has business experience in all these areas, including 15 years of construction and engineering experience at DOWL HKM and its predecessor, HKM Engineering, Inc., where she has served as vice president, president, and chairman. Ms. Fagg has also had 12 years of experience in energy research and development at MSE, Inc., where she served as vice president of operations and corporate development director, and four years focusing on stewardship of natural resources as director of the Montana Department of Natural Resources and Conservation. In addition to her industry experience, Ms. Fagg brings to our board 12 years of business leadership and management experience as president and chairman of her own company, as well as knowledge and experience acquired through her service on a number of Montana state and community boards.

Terry D. Hildestad	Director Since 2006
Age 60	President and Chief Executive Officer

Mr. Hildestad was elected president and chief executive officer and a director of the company effective August 17, 2006. He had served as president and chief operating officer from May 1, 2005 until August 17, 2006. Prior to that, he served as president and chief executive officer of our subsidiary, Knife River Corporation, from 1993 until May 1, 2005. He began his career with the company in 1974 at Knife River Corporation, where he served in several operating positions before becoming its president. He additionally serves as an executive officer and as chairman of the company’s principal subsidiaries and of the managing committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.

Mr. Hildestad has a bachelor’s degree from Dickinson State University and has completed the Advanced Management Program at Harvard School of Business. Mr. Hildestad is a member of the U.S. Bancorp Western North Dakota Advisory Board of Directors.

For the following reasons, the board concluded that Mr. Hildestad should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. As chief executive officer of MDU Resources Group, Inc., Mr. Hildestad is

4	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

the only officer of the company to sit on our board, consistent with our past practice. With over 35 years of experience at our company, Mr. Hildestad has a deep knowledge and understanding of MDU Resources Group, Inc., its operating companies and its lines of business. Mr. Hildestad has demonstrated his leadership abilities and his commitment to our company since he was elected president and chief executive officer and a director in 2006 and prior to that time through his long service as chief operating officer of the company and as president and chief executive officer at Knife River Corporation, our construction materials and contracting subsidiary. The board also believes that Mr. Hildestad’s integrity, values, and good judgment make him well-suited to serve on our board.

A. Bart Holaday	Director Since 2008
Age 67	Audit Committee
Nominating and Governance Committee

Mr. Holaday headed the Private Markets Group of UBS Asset Management and its predecessor entities for 15 years prior to his retirement in 2001, during which time he managed more than $19 billion in investments. Prior to that he was vice president and principal of the InnoVen Venture Capital Group. He was founder and president of Tenax Oil and Gas Corporation, an onshore Gulf Coast exploration and production company, from 1980 through 1982. He has four years of senior management experience with Gulf Oil Corporation, a global energy and petrochemical company, and eight years of senior management with the federal government, including the Department of Defense, Department of the Interior, and the Federal Energy Administration. He is currently the president and owner of Dakota Renewable Energy Fund, LLC, which invests in small companies in North Dakota. He is a member of the investment advisory board of Commons Capital LLC, a venture capital firm; a member of the board of directors of Adams Street Partners, LLC, a private equity investment firm; Alerus Financial, a financial services company; Jamestown College; the United States Air Force Academy Endowment (chairman); the Falcon Foundation (vice president), which provides scholarships to Air Force Academy applicants; the Center for Innovation Foundation at the University of North Dakota (chairman and trustee) and the University of North Dakota Foundation; and is chairman and CEO of the Dakota Foundation. He is a past member of the board of directors of the National Venture Capital Association, Walden University, and the U.S. Securities and Exchange Commission advisory committee on the regulation of capital markets.

Mr. Holaday has a bachelor’s degree in engineering sciences from the U.S. Air Force Academy. He was a Rhodes Scholar, earning a bachelor’s degree and a master’s degree in politics, philosophy, and economics from Oxford University. He also earned a law degree from George Washington Law School and is a Chartered Financial Analyst. In 2005, he was awarded an honorary Doctor of Letters from the University of North Dakota.

For the following reasons, the board concluded that Mr. Holaday should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. MDU Resources Group, Inc. has significant operations in the natural gas and oil industry. Mr. Holaday has knowledge and experience in this industry. He founded and served as president of Tenax Oil and Gas Corporation. He has four years experience in senior management with Gulf Oil Corporation and 15 years of experience managing private equity investments, including investments in oil and gas, as the head of the Private Markets Group of UBS Asset Management and its predecessor organizations. This business experience demonstrates his leadership skills and success in the oil and gas industry. Mr. Holaday brings to the board his extensive finance and investment experience as well as his business development skills acquired through his work at UBS Asset Management, Tenax Oil and Gas Corporation, Gulf Oil Corporation, and several private equity investment firms. This will enhance the knowledge of the board and provide useful insights to management in connection not only with our natural gas and oil business, but with all of our businesses.

Dennis W. Johnson	Director Since 2001
Age 60	Audit Committee

Mr. Johnson is chairman, chief executive officer and president of TMI Corporation, and chairman and chief executive officer of TMI Systems Design Corporation, TMI Transport Corporation and TMI Storage Systems Corporation, all of Dickinson, North Dakota, manufacturers of casework and architectural woodwork. He has been employed at TMI since 1974 serving as president or chief executive officer since 1982 and has been the majority stockholder since 1985. Mr. Johnson is serving his ninth year as president of the Dickinson City Commission. He previously was a director of the Federal Reserve Bank of Minneapolis. He is a past member and chairman of the Theodore Roosevelt Medora Foundation.

MDU Resources Group, Inc. Proxy Statement	5

Proxy Statement

Mr. Johnson has a bachelor of science degree in electrical and electronics engineering as well as a master of science degree in industrial engineering from North Dakota State University. He has served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chairperson), the Decorative Laminate Products Association, the North Dakota Technology Corporation, St. Joseph Hospital Life Care Foundation, St. John Evangelical Lutheran Church, Dickinson State University, the executive operations committee of the University of Mary Harold Shafer Leadership Center, and the Dickinson United Way. He also served on North Dakota Governor Sinner’s Education Action Commission, the North Dakota Job Service Advisory Council, the North Dakota State University President’s Advisory Council, North Dakota Governor Schafer’s Transition Team, and chaired North Dakota Governor Hoeven’s Transition Team. He has received numerous awards including the 1991 Regional Small Business Person of the Year Award and the Greater North Dakotan Award.

For the following reasons, the board concluded that Mr. Johnson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. Mr. Johnson has over 27 years of experience in business management, manufacturing, and finance, and has demonstrated his success in these areas, through his positions as chairman, president, and CEO of TMI, as well as through his prior service as a director of the Federal Reserve Bank of Minneapolis. His finance experience and leadership skills enable him to make valuable contributions to our audit committee, which he has chaired for six years. As a result of his service on a number of state and local organizations in North Dakota, Mr. Johnson has significant knowledge of local, state, and regional issues involving North Dakota, a state where we have significant operations and assets.

Thomas C. Knudson	Director Since 2008
Age 63	Compensation Committee

Mr. Knudson has been president of Tom Knudson Interests, LLC, since its formation on January 14, 2004. Tom Knudson Interests, LLC, provides consulting services in energy, sustainable development, and leadership. Mr. Knudson began employment with Conoco Oil Company (Conoco) in May 1975 and retired in 2004 from Conoco’s successor, ConocoPhillips, as senior vice president of human resources, government affairs and communications, and information technology. Mr. Knudson served as a member of ConocoPhillips’ management committee. His diverse career at Conoco and ConocoPhillips included engineering, operations, business development, and commercial assignments. He was the founding chairman of the Business Council for Sustainable Development in both the United States and the United Kingdom. He has been a director of Bristow Group Inc. since June 2004 and its chairman of the board of directors since August 2006, and was a director of Natco Group Inc. from April 2005 to November 2009 and Williams Partners LP from November 2005 to September 2007. Bristow Group Inc. is a leading provider of helicopter services to the offshore oil industry. Natco Group Inc. is a leading manufacturer of oil and gas processing equipment. Williams Partners LP owns natural gas gathering, transportation, processing, and treating assets, and also has natural gas liquids fractionating and storage assets.

Mr. Knudson has a bachelor’s degree in aerospace engineering from the U.S. Naval Academy and a master’s degree in aerospace engineering from the U.S. Naval Postgraduate School. He served as a naval aviator, flying combat missions in Vietnam, and was a lieutenant commander in 1974 when he was honorably discharged. Mr. Knudson has served on the boards of a number of petroleum industry associations, Covenant House Texas, The Houston Museum of Natural Science, and Alpha USA/Houston. He has served as an adjunct professor at the Jones Graduate School of Management at Rice University.

For the following reasons, the board concluded that Mr. Knudson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. A significant portion of our earnings is derived from natural gas and oil production and the transportation, storage, and gathering of natural gas. Mr. Knudson has extensive knowledge and experience in this industry as a result of his prior employment with Conoco and ConocoPhillips, as well as through his service on the boards of Natco Group, Inc. and Williams Partners LP. Mr. Knudson has a broad background in engineering, operations, and business development, as well as service on the management committee at Conoco and ConocoPhillips, which bring additional experience and perspective to our board. His service as senior vice president of human resources at ConocoPhillips makes him an excellent fit for our compensation committee. Sustainable business development is also an important aspect of our business, and Mr. Knudson, as the founding chairman of the Business Council for Sustainable Development, brings to our board significant experience and knowledge in this area. Mr. Knudson also has significant knowledge of local, state, and regional issues involving Texas, a state where we have important operations and assets.

6	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Richard H. Lewis	Director Since 2005
Age 60	Audit Committee Nominating and Governance Committee

Mr. Lewis has been the managing general partner of Brakemaka LLLP, a private investment partnership for managing family investments, and president of the Lewis Family Foundation since August 2004. Mr. Lewis serves as chairman of the board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business. He serves as a director of Colorado State Bank and Trust and on the senior advisory board of TPH Partners, L.P., a private equity fund with an energy-only focus. Mr. Lewis founded Prima Energy Corporation, a natural gas and oil exploration and production company in 1980, and served as chairman and chief executive officer of the company until its sale in July 2004. During his tenure, Prima Energy was named to Forbes Magazine’s 200 Best Small Companies in America list seven times and was ranked the No. 1 Colorado public company for the decade of the 1990’s in terms of market return. Mr. Lewis represented natural gas producers on a panel that studied electric restructuring in Colorado and has testified before Congressional committees on industry matters. He worked in private practice as a certified public accountant for eight years prior to founding Prima Energy.

Mr. Lewis has a bachelor’s degree in finance and accounting from the University of Colorado. He served as a board member on the Colorado Oil and Gas Association from November 1999 to November 2009, including a term as its president. In 2000, Mr. Lewis was inducted into the Ernst & Young Entrepreneur of the Year Hall of Fame and in 2004 was inducted into the Rocky Mountain Oil and Gas Hall of Fame. Mr. Lewis serves as the chairman of the Development Board of Colorado Uplift, a non-profit organization whose mission is to build long-term, life-changing relationships with urban youth. He also serves on the Board of Trustees of Alliance for Choice in Education, which provides scholarships to inner city youth. He has also served on the Board of Trustees of the Metro Denver YMCA, the Advisory Council to the Leeds School of Business at the University of Colorado, and as a director for the Partnership for the West.

For the following reasons, the board concluded that Mr. Lewis should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. MDU Resources Group, Inc. derives a significant portion of its earnings from natural gas and oil production, one of our business segments. Mr. Lewis has extensive business experience, recognized excellence, and demonstrated success in this industry through almost 25 years at his company, Prima Energy Corporation, and ten years on the board of the Colorado Oil and Gas Association. In addition to his industry experience, he brings investment experience to our board through his service on the senior advisory board of TPH Partners, L.P., an energy-only private equity fund. As a certified public accountant and a director of Colorado State Bank and Trust, Mr. Lewis also contributes significant finance and accounting knowledge to our board and audit committee. Mr. Lewis also brings to the board his knowledge of local, state, and regional issues involving Colorado and the Rocky Mountain region, where we have important operations.

Patricia L. Moss	Director Since 2003
Age 56	Compensation Committee

Ms. Moss has served as the president and chief executive officer of Cascade Bancorp, a financial holding company in Bend, Oregon, since 1998, chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, since 1993, serving also as president from 1993 to 2003, and a director of Cascade Bancorp since 1993. She also serves as a director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses within Oregon, and a director of Clear Choice Health Plans Inc., a multi-state insurance company.

Ms. Moss graduated magna cum laude with a bachelor of science degree in business administration from Linfield College in Oregon and did master’s studies at Portland State University. She received commercial banking school certification at the ABA Commercial Banking School at the University of Oklahoma. She served as a director of the Oregon Business Council, whose mission is to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the Cascades Campus Advisory Board of the Oregon State University; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial and hardwood products, and other specialty products; the Aquila Tax Free Trust of Oregon, a mutual fund created especially for the benefit of Oregon residents; and as a director and chair of the St. Charles Medical Center.

In August 2009, the Federal Deposit Insurance Corporation and the Oregon Division of Finance and Corporate Securities entered into a consent agreement with Bank of the Cascades that requires the bank to develop and adopt a plan to maintain the capital necessary for it to be “well-capitalized,” to improve its lending policies and its allowance for loan losses, to increase its liquidity, to retain qualified

MDU Resources Group, Inc. Proxy Statement	7

Proxy Statement

management, and to increase the participation of its board of directors in the affairs of the bank. In October 2009, the bank’s parent, Cascade Bancorp, entered into a written agreement with the Federal Reserve Bank of San Francisco and the Oregon Division relating largely to improving the financial condition of Cascade Bancorp and the Bank of the Cascades.

For the following reasons, the board concluded that Ms. Moss should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. A significant portion of MDU Resources Group, Inc.’s utility, construction services, and contracting operations are located in the Pacific Northwest. Ms. Moss has first-hand business experience and knowledge of the Pacific Northwest economy and local, state, and regional issues through her position as president, chief executive officer, and a director at Cascade Bancorp and Bank of the Cascades, where she has over 28 years of experience. Ms. Moss provides to our board her experience in finance and banking as well as her experience in business development through her work at Cascade Bancorp and on the Oregon Investment Advisory Council and the Oregon Business Council. Ms. Moss is also certified as a Senior Professional in Human Resources, which makes her well-suited for our compensation committee. In deciding that Ms. Moss should be renominated as a director, the board was mindful of the consent agreement with Bank of the Cascades, but concluded that Ms. Moss brought the many skills and experiences discussed above to our board and had proved herself to be a dedicated and hard-working director.

Harry J. Pearce	Director Since 1997
Age 67	Chairman of the Board

Mr. Pearce was elected chairman of the board of the company on August 17, 2006. Prior to that, he served as lead director effective February 15, 2001 and was vice chairman of the board from November 16, 2000 until February 15, 2001. Mr. Pearce has been a director of Marriott International, Inc., a major hotel chain, since 1995. He was a director of Nortel Networks Corporation, a global telecommunications company, from January 11, 2005 to August 10, 2009, serving as chairman of the board from June 29, 2005. He retired on December 19, 2003, as chairman of Hughes Electronics Corporation, a General Motors Corporation subsidiary and provider of digital television entertainment, broadband satellite network, and global video and data broadcasting. He had served as chairman since June 1, 2001. Mr. Pearce was vice chairman and a director of General Motors Corporation, one of the world’s largest automakers, from January 1, 1996 to May 31, 2001. He served on the President’s Council on Sustainable Development and co-chaired the President’s Commission on the United States Postal Service. Prior to joining General Motors, he was a senior partner in the Pearce & Durick law firm in Bismarck, North Dakota. Mr. Pearce is a director of the United States Air Force Academy Endowment, and a member of the Advisory Board of the University of Michigan Cancer Center. He is a Fellow of the American College of Trial Lawyers and a member of the International Society of Barristers. He also serves on the Board of Trustees of Northwestern University. He has served as a chairman or director on the boards of numerous nonprofit organizations, including as chairman of the board of Visitors of the U.S. Air Force Academy, chairman of the National Defense University Foundation, and chairman of the Marrow Foundation. He currently serves as a director of the National Bone Marrow Transplant Link and New York Marrow Foundation. Mr. Pearce received a bachelor’s degree in engineering sciences from the U.S. Air Force Academy and his law degree from Northwestern University’s School of Law.

For the following reasons, the board concluded that Mr. Pearce should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. MDU Resources Group, Inc. values public company leadership and the experience directors gain through such leadership. Mr. Pearce is recognized nationally as well as in the State of North Dakota as a business leader and for his business acumen. He has multinational business management experience and proven leadership skills through his position as vice chairman at General Motors Corporation, as well as through his extensive service on the boards of large public companies, including Marriott International Inc.; Hughes Electronics Corporation, where he was chairman; and Nortel Networks Corporation, where he also was chairman. He also brings to our board his long experience as a practicing attorney. In addition, Mr. Pearce is focused on corporate governance issues and is the founding chair of the Chairmen’s Forum, an organization comprised of non-executive chairmen of publicly-traded companies. Participants in the Chairmen’s Forum discuss ways to enhance the accountability of corporations to owners and promote a deeper understanding of independent board leadership and effective practices of board chairmanship. The board also believes that Mr. Pearce’s values and commitment to excellence make him well-suited to serve as chairman of our board.

8	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

John K. Wilson	Director Since 2003
Age 55	Audit Committee

Mr. Wilson was president of Durham Resources, LLC, a privately held financial management company, in Omaha, Nebraska, from 1994 to December 31, 2008. He previously was president of Great Plains Energy Corp., a public utility holding company and an affiliate of Durham Resources, LLC, from 1994 to July 1, 2000. He was vice president of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000. The company bought Great Plains Energy Corp. and Great Plains Natural Gas Co. on July 1, 2000. Mr. Wilson also served as president of the Durham Foundation and was a director of Bridges Investment Fund, a mutual fund, and the Greater Omaha Chamber of Commerce. He is presently a director of HDR, Inc., an international architecture and engineering firm based in Omaha, and serves on the advisory boards of US Bank NA Omaha and Duncan Aviation, an aircraft service provider, headquartered in Lincoln, Nebraska. He also serves as deputy director of the Robert B. Daugherty Charitable Foundation.

Mr. Wilson is a certified public accountant. He received his bachelor’s degree in business administration, cum laude, from the University of Nebraska – Omaha. During his career, he was a member of the audit staff and an audit manager at Peat, Marwick, Mitchell (now known as KPMG), controller for Great Plains Natural Gas Co., and chief financial officer and treasurer for all Durham Resources entities.

For the following reasons, the board concluded that Mr. Wilson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement. Mr. Wilson has an extensive background in finance and accounting as well as extensive experience with mergers and acquisitions through his education and work experience at a major accounting firm and his later positions as controller and vice president of Great Plains Natural Gas Co.; president of Great Plains Energy Corp.; and president, chief financial officer, and treasurer for Durham Resources, LLC and all Durham Resources entities. The electric and natural gas utility business was our core business when our company was founded in 1924. That business now operates through four utilities: Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company. Mr. Wilson is our only non-employee director with direct experience in this area through his prior positions at Great Plains Natural Gas Co. and Great Plains Energy Corp. In addition, Mr. Wilson’s extensive finance and accounting experience make him well-suited for our audit committee.

The board of directors recommends a vote “for” each nominee.

A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.

Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.

Our policy on majority voting for directors and our corporate governance guidelines require any nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.

Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Please note that the New York Stock Exchange rules have changed. Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

MDU Resources Group, Inc. Proxy Statement	9

Proxy Statement

ITEM 2. REPEAL OF ARTICLE TWELFTH OF OUR RESTATED CERTIFICATE OF INCORPORATION, WHICH CONTAINS PROVISIONS RELATING TO BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS, AND RELATED AMENDMENTS TO ARTICLES THIRTEENTH AND FOURTEENTH

In November 2009, we received a stockholder proposal requesting that the board of directors take the steps necessary to change the stockholder vote requirements that call for a greater than simple majority vote in our restated certificate of incorporation, as amended, and bylaws to a majority of votes cast for or against any proposal.

Article TWELFTH of our restated certificate of incorporation, which has “fair price” provisions relating to business combinations with interested stockholders, contains a supermajority vote requirement. Article TWELFTH provides that, unless the transaction is approved by two-thirds of the continuing directors, the fair price and procedural requirements of article TWELFTH will apply to the business combination, and the business combination must be approved by at least 80% of the voting power of the outstanding voting stock. In this proxy statement, we sometimes refer to the provisions of article TWELFTH as the “fair price” provisions.

Article TWELFTH requires the affirmative vote of at least 80% of the voting power of our outstanding voting stock to approve certain transactions involving an “interested stockholder,” which is a person or group that beneficially owns more than 10% of our outstanding voting stock.

The supermajority vote requirement applies to the following transactions:

•	a merger or consolidation with an interested stockholder

•	a sale, lease, exchange or other disposition of assets of the company with an aggregate fair market value of $5 million or more to an interested stockholder

•	the issuance of securities by the company with an aggregate fair market value of $5 million or more to an interested stockholder

•	a voluntary plan of liquidation or dissolution proposed by an interested stockholder and

•	a reclassification, recapitalization, merger or any other transaction that increases the proportionate share of outstanding shares of the company owned by an interested stockholder.

The supermajority vote requirement does not apply to transactions that have been approved by two-thirds of the continuing directors. Continuing directors are members of the board who are unaffiliated with, and not nominees of, an interested stockholder and who were members of the board prior to the time the interested stockholder became an interested stockholder. Continuing directors also include directors designated to succeed continuing directors.

We added article TWELFTH to our restated certificate of incorporation in 1985. As we discussed in our proxy statement at that time, there had been a number of instances in which an unsolicited bidder had acquired control of a company over the objections of management and, after acquiring control, had compelled a merger, consolidation or sale of assets without an arm’s length negotiation of the terms. While tender offers or other takeover attempts could be made at a price substantially above the market price of a company’s common stock, they frequently were made for less than all of the outstanding shares of a target company. Such partial offers could present stockholders with the alternative of either partially liquidating their investment at a time when that may be disadvantageous or retaining an investment in an enterprise under new management whose objectives may differ from those of the remaining stockholders. Article TWELFTH was designed to deal with then recently-developed takeover strategies such as two-tiered transactions that often resulted in inequitable treatment of long-term stockholders. Article TWELFTH was designed to encourage a person making an unsolicited bid for the company to negotiate with our board of directors to reach terms that were fair and in the best interests of the stockholders.

In more recent years, however, some investors have viewed fair price provisions as inconsistent with principles of good corporate governance and believe that these provisions make it more difficult for stockholders to effect change and participate in important decisions affecting the company. These investors believe that the supermajority vote requirement that is part of the fair price provisions limits the ability of a majority of stockholders to effect change by providing a veto right to a large minority stockholder or group of stockholders. They also assert that supermajority vote provisions cause boards and management to be less responsive or accountable to stockholders. Others have argued that supermajority vote requirements not only offer little, if any, protection to minority stockholders, but also have the effect of discouraging legitimate offers for a company by making them more expensive.

After receiving the stockholder proposal, the board of directors reviewed the advantages and disadvantages of the provisions contained in article TWELFTH and after this review decided to propose the repeal of article TWELFTH to further our goal of ensuring that our corporate governance policies maximize our accountability to stockholders.

10	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The company will continue to be subject to Section 203 of the Delaware General Corporation Law, whether or not the proposed amendments are approved. With some exceptions, Section 203 provides that a business combination, as defined in Section 203, with an interested stockholder, which is a person owning 15% or more of a company’s outstanding voting stock, cannot be completed for a three-year period after the date the person became an interested stockholder, unless

•

prior to the time the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of the outstanding voting stock, excluding certain shares or

•	the business combination was approved by the board of directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition to the deletion of article TWELFTH, the board of directors has proposed related amendments to articles THIRTEENTH and FOURTEENTH of our restated certificate of incorporation. These amendments add to article THIRTEENTH some definitions of terms currently included in article TWELFTH that are relevant to other articles of our restated certificate of incorporation. These definitions of terms have been modified to reflect the repeal of article TWELFTH. In addition, in article FOURTEENTH, the amendments substitute the term “business combination” that was previously defined in article TWELFTH with a description of the term’s meaning, which is no longer limited to transactions with “interested stockholders.”

The board of directors has approved the proposed amendments to our restated certificate of incorporation described above. The board resolution setting forth the proposed amendments to our restated certificate of incorporation is included in Exhibit A to this proxy statement and shows the changes that would result from the amendments. If approved by our stockholders, the amendments will become effective upon filing with the Secretary of State of the State of Delaware, which filing we would make promptly after the annual meeting.

The board of directors recommends a vote “for” the proposal to repeal article TWELFTH of our restated certificate of incorporation, which contains provisions relating to business combinations with interested stockholders, and related amendments to articles THIRTEENTH and FOURTEENTH.

Approval requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will count as votes against this proposal.

ITEM 3. REPEAL OF ARTICLE FIFTEENTH OF OUR RESTATED CERTIFICATE OF INCORPORATION, WHICH CONTAINS SUPERMAJORITY VOTE REQUIREMENTS FOR AMENDMENTS TO CERTAIN ARTICLES OF OUR RESTATED CERTIFICATE OF INCORPORATION

As discussed above under Item 2, in November 2009, we received a stockholder proposal requesting that the board of directors take the steps necessary to change the stockholder vote requirements that call for a greater than simple majority vote in our restated certificate of incorporation and bylaws to a majority of votes cast for or against any proposal.

Article FIFTEENTH of our restated certificate of incorporation, as amended, requires the affirmative vote of at least 80% of the voting power of the outstanding voting stock to amend, alter, change or repeal, or to adopt any provision inconsistent with, the following provisions of our restated certificate of incorporation:

•

article TWELFTH, which contains provisions relating to business combinations with interested stockholders and includes a supermajority vote requirement. As described under Item 2 above, article TWELFTH is proposed to be deleted.

•

article THIRTEENTH, which contains provisions relating to the board of directors and establishes the range for the number of directors on the board, the authority of the board to fix the exact number of directors within the range, the provisions for annual election of directors, and the authority of the board to fill vacancies or newly created directorships

•

article FOURTEENTH, which sets forth a list of factors for the board of directors to consider in evaluating a proposal by another party to make a tender or exchange offer for securities of the company or to effect a merger, consolidation or other business combination with the company

•	article FIFTEENTH itself and

•	article SIXTEENTH, which contains provisions setting forth how stockholder action must be effected and who is entitled to call special meetings of stockholders.

MDU Resources Group, Inc. Proxy Statement	11

Proxy Statement

The supermajority vote requirement does not apply to amendments that are recommended to stockholders by two-thirds of the continuing directors.

We added article FIFTEENTH to our restated certificate of incorporation in 1985. The supermajority vote requirement was intended to prevent one or more stockholders controlling a simple majority of our voting stock from repealing the fair price and other provisions referred to in article FIFTEENTH and to give minority stockholders holding in the aggregate in excess of 20% of the voting power the ability to prevent amendments to the fair price and other provisions referred to in article FIFTEENTH.

However, as with fair price provisions, in more recent years, some investors have viewed supermajority vote requirements as inconsistent with principles of good corporate governance and argue that such provisions make it more difficult for stockholders to effect change and participate in important decisions affecting the company. These investors believe that supermajority vote requirements limit the ability of a majority of stockholders to effect change by providing a veto right to a large minority stockholder or group of stockholders. They also assert that supermajority vote provisions cause boards and management to be less responsive or accountable to stockholders. Others have argued that supermajority vote requirements not only offer little, if any, protection to minority stockholders, but also have the effect of discouraging legitimate offers for the company by making them more expensive. A number of major corporations have determined that, regardless of the merits of supermajority vote provisions, principles of good corporate governance dictate that such requirements be eliminated.

After receiving the stockholder proposal, the board of directors reviewed the advantages and disadvantages of supermajority vote requirements contained in article FIFTEENTH and, after this review, decided to propose the repeal of article FIFTEENTH to further our goal of ensuring that our corporate governance policies maximize our accountability to stockholders.

If article FIFTEENTH is repealed, the stockholder vote required to approve amendments to the provisions of our restated articles of incorporation identified in article FIFTEENTH that are not recommended to stockholders by two-thirds of our continuing directors would be reduced from an 80% supermajority vote to a majority of our outstanding voting stock. Section 242(b) of the Delaware General Corporation Law would apply to all amendments to our restated certificate of incorporation and require that charter amendments be approved by a majority of the outstanding stock entitled to vote thereon and by a majority of the outstanding stock of each class entitled to vote thereon as a class, unless the Delaware General Corporation Law or our restated certificate of incorporation specifically provides for a greater than majority vote.

The board of directors has approved the proposed amendment as described above. The board resolution setting forth the proposed amendment to our restated certificate of incorporation is included in Exhibit A to this proxy statement and shows the changes that would result from the amendment. If approved by our stockholders, the amendment will become effective upon filing with the Secretary of State of the State of Delaware, which filing we would make promptly after the annual meeting.

The board of directors recommends a vote “for” the proposal to repeal article FIFTEENTH of our restated certificate of incorporation, which contains supermajority vote requirements for amendments to certain articles of our restated certificate of incorporation.

Approval requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will count as votes against this proposal.

ITEM 4. REPEAL OF SECTION (c) OF ARTICLE THIRTEENTH OF OUR RESTATED CERTIFICATE OF INCORPORATION, WHICH PROVIDES THAT DIRECTORS MAY BE REMOVED BY STOCKHOLDERS ONLY FOR CAUSE, AND TECHNICAL AMENDMENTS TO SECTION (a) OF ARTICLE THIRTEENTH

Section (c) of article THIRTEENTH of our restated certificate of incorporation, as amended, provides that any director or the entire board of directors may be removed by stockholders only for cause and sets forth the requirements for such removal.

In 2007, our board of directors proposed and our stockholders approved the declassification of our board. The declassification has been phased in over a three-year period from 2008 to 2010. Directors elected at our 2007 annual meeting comprise the last class of directors elected to serve a three-year term, and their terms will expire with this year’s annual meeting. As a result, commencing with this year’s annual meeting, our board will be completely declassified, and all directors at this year’s annual meeting will be elected to serve one-year terms.

12	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

With the completion of the declassification of our board, section (c) of article THIRTEENTH will not be consistent with Section 141(k) of the Delaware General Corporation Law, which provides that the right of stockholders to remove directors may not be limited to removal for cause unless the board is classified.

The board of directors has therefore proposed to repeal section (c) of article THIRTEENTH and to make technical amendments to section (a) of article THIRTEENTH.

The board of directors has approved the proposed amendments to our restated certificate of incorporation described above. The board resolution setting forth the proposed amendments to our restated certificate of incorporation is included in Exhibit A to this proxy statement and shows the changes that would result from the amendments. If approved by our stockholders, the amendments will become effective upon filing with the Secretary of State of the State of Delaware, which filing we would make promptly after the annual meeting. However, even if our stockholders do not approve the repeal of section (c), it will no longer have any effect because its provisions will be inconsistent with the Delaware General Corporation Law.

The board of directors recommends a vote “for” the proposal to repeal section (c) of article THIRTEENTH of our restated certificate of incorporation, which provides that directors may be removed by stockholders only for cause, and technical amendments to section (a) of article THIRTEENTH.

Approval requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions will count as votes against this proposal.

ITEM 5. RATIFICATION OF INDEPENDENT AUDITORS

The audit committee at its February 2010 meeting appointed Deloitte & Touche LLP as our independent auditors for fiscal year 2010. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent auditors since fiscal year 2002.

Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2010, the audit committee will consider your vote in determining its appointment of our independent auditors for the next fiscal year. The audit committee, in appointing our independent auditors, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “for” the ratification of
Deloitte & Touche LLP as our independent auditors for 2010.

Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2010 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.

In connection with the audit of our financial statements for 2010, the parties have drafted an agreement for audit committee approval that contains provisions for alternative dispute resolution and for the exclusion of punitive damages. The agreement provides that disputes arising out of our engagement of Deloitte & Touche LLP are resolved through mediation or arbitration, commonly referred to as alternative dispute resolution procedures, and that the company’s and Deloitte & Touche LLP’s rights to pursue punitive damages or other forms of relief not based upon actual damages are waived. The alternative dispute resolution provisions do not apply to claims by third parties, such as our stockholders or creditors.

MDU Resources Group, Inc. Proxy Statement	13

Proxy Statement

ACCOUNTING AND AUDITING MATTERS

Fees
The following table summarizes the aggregate fees that our independent auditors, Deloitte & Touche LLP, billed or are expected to bill us for professional services rendered for 2009 and 2008:

	2009	2008*

Audit Fees(a)	$2,393,800	$2,535,253
Audit-Related Fees(b)	52,292	78,511
Tax Fees(c)	17,600	33,653
All Other Fees(d)	130,016	0

Total Fees(e)	$2,593,708	$2,647,417

Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	6.03%	1.29%

*	The 2008 amounts were adjusted from amounts shown in the 2009 proxy statement to reflect actual amounts.
(a)

Audit fees for both 2009 and 2008 consisted of services rendered for the audit of our annual financial statements; reviews of our quarterly financial statements; comfort letters; statutory and regulatory audits and consents and other services related to Securities and Exchange Commission matters.

(b)

Audit-related fees for 2009 are associated with the audit of the Intermountain Gas Company’s benefit plans and accounting research assistance. Audit-related fees for 2008 are associated with accounting research assistance; consultation on accounting process improvements, including recommended practices and opportunities for control improvement; and assistance in the transition of benefit plan audits to another accounting firm.

(c)	Tax fees for 2009 include support services associated with the Cascade Natural Gas Corporation IRS audit. Tax fees for 2008 are associated with tax planning, compliance, and support services.
(d)

All other fees for 2009 are for services provided by Deloitte FAS, LLP in connection with the review of accounting practices and procedures at one of the company’s operating locations. No fees under the category of all other fees were incurred during 2008.

(e)	Total fees reported above include out-of-pocket expenses related to the services provided of $267,708 for 2009 and $269,618 for 2008.

Pre-Approval Policy
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2009 in accordance with the pre-approval policy and procedures the audit committee adopted at its August 12, 2003 meeting. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission.

The policy defines the permitted services in each of the audit, audit-related, tax and all other services categories as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, Dennis W. Johnson, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services that he approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.

In addition, prior to approving any request for audit-related, tax or all other services of more than $50,000, Deloitte & Touche LLP will provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or as an exhibit thereto or may be delivered in a separate written statement.

ITEM 6. STOCKHOLDER PROPOSAL REQUESTING A REPORT ON COAL COMBUSTION WASTE

A stockholder has notified us that it intends to present a resolution for action by the stockholders at the annual meeting. We will provide the name, address and stock ownership of the proponent to stockholders promptly after receiving an oral or written request. The text of the resolution and the supporting statement submitted by the proponent are as follows.

14	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Stockholder Proposal

Report On Risks Associated With Coal Combustion Waste

WHEREAS: Coal combustion waste (CCW) is a by-product of burning coal that contains high concentrations of arsenic, mercury, heavy metals and other toxins that pollution control equipment filters out of smokestacks. Across the country, over 130 million tons of CCW are being stored in surface waste ponds, impoundments and abandoned mines.

Our company’s electricity generation mix is 54% coal, 17% Gas, 4% Renewables, and 26% Purchased power/capacity agreements.

According to the company, our company operates CCW impoundment sites. CCW is therefore a significant issue for our company.

In 2007, the U.S. Environmental Protection Agency (EPA) published a draft risk assessment that found extremely high risks to human health from the disposal of CCW in waste ponds and landfills. EPA’s analyses of the behavior of CCW in unlined disposal sites predict that some metals will migrate and contaminate nearby groundwater to levels extremely dangerous to people.

The EPA has found ample evidence at over 60 sites in the U.S. that CCW has polluted ground and surface waters.

EPA has identified over 580 CCW impoundment facilities around the country. At least 49 of these have been labeled “high hazard potential” sites where a dam breach and subsequent spill of CCW material would likely result in a loss of human life and significant environmental consequences.

Recent reports by the New York Times and others have drawn attention to the impactful presence of CCW in the nation’s air and waterways, through leakage from CCW impoundments and through direct discharge to surrounding rivers and streams.

The Tennessee Valley Authority’s (TVA) 1.1 billion gallon CCW spill in December 2008 that covered over 300 acres in eastern Tennessee with toxic sludge highlights the serious environmental risks associated with storing CCW. TVA estimates a total cleanup cost of $1.2 billion. This figure does not contain the extensive litigation costs that ensued, including the large class action lawsuit filed against TVA in February 2009.

EPA officials have indicated that the agency will determine by the end of 2009 whether certain power plant by-products such as coal ash should be treated as hazardous waste, which would subject CCW to stricter regulations.

RESOLVED: Shareholders request that the board prepare a report, at reasonable cost and omitting proprietary information, on the company’s efforts, above and beyond legal compliance, to reduce environmental and health hazards associated with coal combustion waste ponds, impoundments and mines, and how those efforts reduce risks to the company’s finance and operations. This report should be available to shareholders by August 2010.

Company Response

The board of directors recommends a vote “against” this proposal.

Our company and Montana-Dakota Utilities Co., a division of our company (“Montana-Dakota”), are committed to environmental stewardship and compliance with all applicable environmental laws and regulations.

Our company has three primary environmental goals:

•	minimize waste and maximize resources

•	support environmental laws and regulations that are based on sound science and cost-effective technology and

•	comply with or exceed all applicable environmental laws, regulations and permit requirements.

Montana-Dakota’s electric operations are subject to federal, state and local laws and regulations providing for air, water and solid waste pollution control; federal health and safety regulations; and state hazard communication standards.

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Proxy Statement

The Environmental Protection Agency (“EPA”) has previously determined that fossil fuel combustion wastes, including coal combustion waste (“CCW”), did not warrant regulation as a hazardous waste and exempted them from regulation under Subtitle C (hazardous waste) of the Resource Conservation and Recovery Act (“RCRA”). However, CCW disposed of in landfills and surface impoundments is regulated under Subtitle D (solid waste regulations) of the RCRA, and CCW used as minefill is regulated under Subtitle D and/or under the Surface Mining Control and Reclamation Act. The EPA announced its intention to propose new regulations in December 2009 governing management and storage of CCW in landfills and surface impoundments and to determine whether to continue to regulate CCW as a non-hazardous solid waste under Subtitle D or to designate it as hazardous and regulate it under Subtitle C of the RCRA. In December 2009, however, the EPA announced that it was deferring taking action on this for a short period of time due to the complexity of the analysis. The EPA has also announced its intention to revise existing standards under the Clean Water Act, which would include discharge from CCW ponds.

Four of Montana-Dakota’s nine existing electric generating stations have steam turbines using coal for fuel. Montana-Dakota will also obtain electricity from Wygen III, a coal-fired electric generating station, when it becomes operational in spring 2010. Two stations, Coyote and Heskett, are located in North Dakota; Big Stone is located in South Dakota; Lewis & Clark is located in Montana; and Wygen III is located in Wyoming. Montana-Dakota is the owner and operator of Heskett and Lewis & Clark and has a 25 percent interest in Coyote, a 22.7 percent ownership interest in Big Stone and a 25 percent interest in Wygen III. CCW at these facilities is managed either in a wet state in ponds with dry disposal, or entirely in a dry state.

The states of North Dakota, South Dakota, and Wyoming have regulations relating to CCW that far exceed any current federal regulations. North Dakota, South Dakota, and Wyoming require facilities located within each state - Coyote and Heskett in North Dakota, Big Stone in South Dakota, and Wygen III in Wyoming - to obtain permits for managing CCW impoundments and for long-term CCW disposal. The permits for each facility require that impoundments for CCW be appropriately designed and that ground water be monitored. Site staff and state environmental agency staff routinely inspect each site. Annual reports for these facilities, summarizing ground water results and activities conducted at these sites, are submitted to each respective regulatory agency: North Dakota Department of Health, South Dakota Department of Environment and Natural Resources, and Wyoming Department of Environmental Quality.

While the state of Montana has no requirements at this time for managing CCW, Montana-Dakota has adopted what it considers to be “best practices” at the Lewis & Clark Station, where it manages CCW in ponds and dewaters the waste prior to ultimate dry disposal at a naturally clay lined disposal area adjacent to the mine from which the plant receives its coal.

The ponds were designed and constructed under the supervision of a consulting professional engineer, requiring liners (clay or high density polyethylene), and appropriate stability and erosion prevention measures. There are ground water monitoring wells, which are sampled semiannually.

There are also weekly visual inspections of the ponds by plant technicians and a biennial visual inspection by the Montana Department of Environmental Quality Water Protection Bureau. The yard crews inspect the ash handling system daily, and in winter, the inspections are conducted twice daily.

The board of directors respects our stockholders’ interest in environmental and health matters. However, the board believes that Montana-Dakota has already taken appropriate actions to manage its CCW and that the investment of human and financial resources that would be required to produce such a report would not be a necessary or prudent use of stockholder assets.

Therefore, the board of directors recommends a vote “against” this proposal.

Approval requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

16	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Introduction
In this compensation discussion and analysis, we discuss our compensation objectives, our decisions, and the reasons for our decisions relating to 2009 compensation for our named executive officers.

For 2009, our named executive officers were Terry D. Hildestad, Vernon A. Raile, John G. Harp, William E. Schneider, and Steven L. Bietz. Mr. Bietz, president and chief executive officer of WBI Holdings, Inc., is a named executive officer for the first time.

Each year we conduct a strategic analysis to identify opportunities and challenges associated with the operating environments in which we do business. Our strategy is to apply our expertise in three core lines of business – energy, construction materials, and utility resources – to increase market share, increase profitability, and enhance stockholder value through:

•	organic growth as well as a continued disciplined approach to the acquisition of well-managed companies and properties

•

the elimination of system-wide cost redundancies through increased focus on integration of operations and standardization and consolidation of various support services and functions across companies within the organization and

•	the development of projects that are accretive to earnings per share and return on invested capital.

Objectives of our Compensation Program
We structure our compensation program to help retain and reward the executive officers who we believe are critical to our long-term success. We have a written executive compensation policy for our Section 16 officers, including all our named executive officers. Our policy has the following stated objectives:

•	recruit, motivate, reward, and retain the high performing executive talent required to create superior long-term total stockholder return in comparison to our peer group

•	reward executives for short-term performance as well as the growth in enterprise value over the long-term

•	provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate, and

•	ensure effective utilization and development of talent by working in concert with other management processes – for example, performance appraisal, succession planning, and management development.

We pay/grant:

•

base salaries in order to provide executive officers with sufficient, regularly-paid income and attract, recruit, and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities

•	annual incentives in order to be competitive from a total remuneration standpoint and ensure focus on annual financial and operating results and

•	long-term incentives in order to be competitive from a total remuneration standpoint and ensure focus on stockholder return.

If earned, incentive compensation, which consists of annual cash incentive awards and three-year performance share awards under our Long-Term Performance-Based Incentive Plan, makes up the greatest portion of our named executive officers’ total compensation. The compensation committee believes incentive compensation that comprised approximately 61% to 71% of total target compensation for the named executive officers for 2009 is appropriate because:

•	our named executive officers are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance

•	incentive compensation is more variable than base salary and dependent upon our performance

MDU Resources Group, Inc. Proxy Statement	17

Proxy Statement

•	variable compensation helps ensure focus on the goals that are aligned with our overall strategy and

•

the interests of our named executive officers will be aligned with those of our stockholders by making a majority of the named executive officers’ target compensation contingent upon results that are beneficial to stockholders.

The following table shows the allocation of total target compensation for 2009 among the individual components of base salary, annual incentive, and long-term incentive:

Name	% of Total Target Compensation Allocated to Base Salary (%)	% of Total Target Compensation Allocated to Incentives

		Annual (%)	Long-Term (%)	Annual + Long-Term (%)

Terry D. Hildestad	28.6	28.6	42.8	71.4
Vernon A. Raile	39.2	25.5	35.3	60.8
John G. Harp *	39.2	25.5	35.3	60.8
William E. Schneider	39.2	25.5	35.3	60.8
Steven L. Bietz	39.2	25.5	35.3	60.8

*

The percentages listed for Mr. Harp exclude the additional incentive opportunity of $200,000 in 2009, which is discussed in greater detail under the heading “John G. Harp’s Additional 2009 Incentive.” Including the additional incentive opportunity would yield the following percentages: Base Salary, 33.4%; Annual Incentive, 36.5%; Long-Term Incentive, 30.1%; and Annual + Long-Term, 66.6%.

In order to reward long-term growth as well as short-term results, the compensation committee establishes incentive targets that emphasize long-term compensation as much as or more than short-term compensation for all Section 16 officers. The annual incentive targets for 2009 range from 30% to 100% of base salary and the long-term incentive targets range from 30% to 150% of base salary, depending on the executive’s salary grade. Generally, our approach is to allocate a higher percentage of total target compensation to the long-term incentive than to the short-term incentive for our higher level executives, since they are in a better position to influence our long-term performance.

Additionally, the long-term incentive, if earned, is paid in company common stock. These awards, combined with our stock ownership guidelines, promote ownership of our stock by the named executive officers. The compensation committee believes that, as stockholders, the named executive officers will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term.

We also offer our Section 16 officers, including all of our named executive officers, benefits under our pension plans and our nonqualified defined benefit retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. Historically, we have provided these programs because they have been instrumental in retaining executive talent; both have vesting requirements which call for minimum lengths of service to earn the full benefits. However, legislative changes relating to pension plans and cost reduction initiatives led to changes in both the pension plans and the SISP. The SISP was also changed to ensure the reductions in defined benefit retirement plans were consistent between executive and non-executive employees. Specifically, benefit accruals under our pension plans ceased after December 31, 2009. We discuss the modifications to both the pension plans and the SISP in the narrative following the “Pension Benefits for 2009” table.

All of our named executive officers have change of control employment agreements. The change of control employment agreements define “change of control” to include consummation of a merger or similar transaction rather than merely stockholder approval of the merger.

We believe it is important to encourage our executive officers to continue working for us during any change of control transaction periods and to provide severance payments and benefits if employment is terminated for no fault of the officer following a change of control. These agreements provide a measure of job and financial security so that potentially disruptive transactions do not affect the officers’ judgment when working on behalf of the company and its stockholders prior to and after a change of control. We do not view the change of control agreements as additional compensation and do not take them into account when determining the amount of compensation provided because the events required to trigger these payments and benefits may never occur.

In addition to these agreements, the Long-Term Performance-Based Incentive Plan provides for accelerated vesting and payment of performance awards at the time of a change of control. In 2009, we amended the plan’s “change of control” definition so that vesting and payment of awards are not triggered prematurely. The compensation committee believes that these protections are necessary to reassure the officers that they will not lose prior incentive awards or otherwise be adversely affected by a change of control. We discuss the amendments to the plan’s change of control definition in “Potential Payments upon Termination or Change of Control.”

18	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Role of Compensation Consultants and Management
Role of Compensation Consultants
In 2008, the compensation committee retained Towers Perrin, a nationally recognized consulting firm, to assess the competitive pay levels for base salary and incentive compensation for each Section 16 officer position and to assist the compensation committee in establishing competitive 2009 compensation targets for our Section 16 officers. The assessment included identifying material changes to the positions analyzed, updating competitive compensation information, gathering and analyzing relevant general and industry-specific survey data, and updating the base salary structure. Towers Perrin assessed competitive pay levels for base salary, total annual cash, which is base salary plus annual incentives, and total direct compensation, which is the sum of total annual cash and the expected value of long-term incentives. They compared our positions to like positions contained in general industry compensation surveys, industry-specific compensation surveys and, for our chief executive officer, the chief executive officers in our performance graph peer group. The compensation surveys used by Towers Perrin were:

Survey*	Number of Companies Participating (#)	Median Number of Employees (#)		Number of Publicly- Traded Companies (#)(1)		Median Revenue (000s) ($)

Towers Perrin’s Executive Compensation Database	395	18,529		283		5,730,000
Towers Perrin’s Energy Services Industry Executive Compensation Database	91	3,300		63		2,960,000
Effective Compensation, Inc.’s Oil & Gas Exploration and Production Survey	119	140		69		247,000
Mercer’s Energy Compensation Survey	217	610		173		774,172
Watson Wyatt’s Report on Top Management Compensation	2,309	–	(2)	–	(2)	–	(2)

(1)

For the Towers Perrin Executive Compensation Database, the number listed in the table is the number of companies reporting market capitalization. For the Towers Perrin Energy Services Industry Executive Compensation Database, the number listed in the table is the number of companies reporting three-year stockholder return.

(2)

The 2,309 organizations participating in the 2007/2008 Watson Wyatt Report included 368 organizations with 2,000 to 4,999 employees; 298 organizations with 5,000 to 9,999 employees; 309 organizations with 10,000 to 19,999 employees; and 372 organizations with 20,000 or more employees. Watson Wyatt did not provide a revenue breakdown or the number of publicly-traded companies participating in its survey. Towers Perrin utilized the 2007/2008 survey and aged the data to January 1, 2009.

*

The information in the table is based solely upon information provided by the publishers of the surveys and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

Our revenues for 2007, 2008, and 2009 were approximately $4.2 billion, $5.0 billion, and $4.2 billion, respectively.

In addition to the above compensation surveys, for the chief executive officer comparison, Towers Perrin used information for the chief executive officers at the following companies, which comprised our performance graph peer group in July of 2007:

•	Alliant Energy Corporation	•	NSTAR
•	Berry Petroleum Company	•	OGE Energy Corp.
•	Black Hills Corporation	•	ONEOK, Inc.
•	Comstock Resources, Inc.	•	Quanta Services, Inc.
•	Dycom Industries, Inc.	•	Questar Corporation
•	EMCOR Group, Inc.	•	SCANA Corporation
•	Encore Acquisition Company	•	Southwest Gas Corporation
•	EQT Corporation (formerly Equitable Resources, Inc.)	•	St. Mary Land & Exploration Company
•	Florida Rock Industries, Inc.	•	Swift Energy Company
•	Granite Construction Inc.	•	U.S. Concrete, Inc.
•	Martin Marietta Materials, Inc.	•	Vectren Corporation
•	National Fuel Gas Co.	•	Vulcan Materials Company
•	Northwest Natural Gas Company	•	Whiting Petroleum Corporation

Role of Management
The chief executive officer played an important role in recommending 2009 compensation to the committee for the other named executive officers. The chief executive officer attended compensation committee meetings; however, he was not present during discussions regarding his compensation. In addition, he assessed the performance of the named executive officers and worked with the human resources department and compensation consultants to recommend:

•	base salary grades and individual salaries

•	annual and long-term incentive targets and

•	increases in the level of the SISP benefits to current participants.

MDU Resources Group, Inc. Proxy Statement	19

Proxy Statement

Our human resources personnel also supported the chief executive officer and the compensation committee by:

•

working with the outside compensation consultants and the chief executive officer on the determination of recommended salary grades, which have associated annual base salary ranges and incentive targets

•

reviewing recommended salary increases and incentive targets submitted by executive officers for officers reporting to them for reasonableness and alignment with company or business unit objectives and to help ensure internal equity and

•	designing and updating annual and long-term incentive programs.

Once performance goals are approved by the compensation committee, the committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected their ability to achieve the specified performance goals, the compensation committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

Internal Equity – Relative Value of Named Executive Officer Positions
From an internal equity standpoint, the compensation committee considers, upon recommendation of the chief executive officer, the relative value of each named executive officer position when making compensation decisions. A position’s relative value is determined by considering:

•	participation on our management policy committee, which is the entity responsible for setting corporate-wide operating and management policies and procedures as well as our strategic direction

•	the position’s responsibilities relative to our total earnings, use of invested capital, and the stable generation of earnings and cash flow and

•	the position’s impact on key strategic initiatives.

This consideration impacts the assignment of a salary grade, short-term incentive targets, and long-term incentive targets. The compensation committee may make adjustments from competitive data in one or more of these items to ensure the pay differences between the chief executive officer and the other named executive officers are reasonable in their judgment in light of the internal equity factors described above. For example, the compensation committee has historically assigned a long-term incentive target percentage to the chief executive officer position that is lower than the competitive level indicated through market data. The committee’s rationale is to have the chief executive officer’s compensation closer to the compensation of his direct reports than what the market data would otherwise indicate.

To test the reasonableness of the company’s approach on pay equity, the compensation committee measured the chief executive officer’s compensation as a multiple of the compensation paid to our other four named executives, then compared these multiples to competitive pay information provided by Towers Perrin. The chart below shows the company’s pay multiples and the competitive pay multiples.

We calculated the four multiples in the chart by dividing our chief executive officer’s target total direct compensation by the target total direct compensation of each of our four named executives. We calculated the four competitive pay multiples by dividing the target total direct compensation for the chief executive officer position, as provided by Towers Perrin, by the target total direct compensation of each position similar to each of our four named executives, as provided by Towers Perrin. For purposes of this comparison, target total direct compensation consists of base salary plus target annual incentive plus target long-term incentive.

20	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

MDU Resources Group, Inc.’s Chief Executive Officer’s Target Total Direct Compensation as a Multiple of Each Named Executive Officer’s Target Total Direct Compensation

Competitive Chief Executive Officer Target Total Direct Compensation as a Multiple of Each Named Executive Officer’s Competitive Target Total Direct Compensation

The company’s chief executive officer multiples are less than chief executive officer pay multiples as calculated with competitive data.* The compensation committee views the lower multiples as support for the belief that compensation targets among the named executives are equitably distributed.

*

The information in the chart showing chief executive officer pay multiples from competitive data is based solely upon information provided by the publishers of the compensation surveys discussed earlier and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

Decisions for 2009

The compensation committee, in conjunction with the board of directors, determined all compensation for each named executive officer for 2009 and set overall and individual compensation targets for the three components of compensation – base salary, annual incentive, and long-term incentive. The compensation committee made recommendations to the board of directors regarding compensation of all Section 16 officers, and the board of directors then approved the recommendations.

The compensation committee reviewed competitive executive compensation data from Towers Perrin and established salary grades at its August 2008 meeting. At the November 2008 meeting, it established individual base salaries, target annual incentive award levels, and target long-term incentive award levels for 2009. At the February meetings of the compensation committee and the board of directors, annual and long-term incentive awards were determined, along with the payouts based on performance from the recently completed performance period for prior annual and long-term awards. The February meetings occur after the release of earnings for the prior year.

Salary Grades for 2009

The compensation committee determines the named executive officers’ base salaries and annual and long-term incentive targets by reference to salary grades. Each salary grade has a minimum, midpoint, and maximum annual salary level with the midpoint targeted at approximately the 50th percentile of data provided by Towers Perrin for positions in the salary grade. The compensation committee may adjust the salary grades away from the 50th percentile in order to balance the external market data with internal equity. The salary grades also have annual and long-term incentive target levels, which are expressed as a percentage of the individual’s actual annual salary. We generally place named executive officers into a salary grade based on historical classification of their positions; however, the compensation committee, at its August meeting, reviews each classification and may place a position into a different salary grade if it determines that the targeted competitive compensation for the position changes significantly or the executive’s responsibilities and/or performance warrants a different salary grade. The committee also considers, upon recommendation from the chief executive officer, a position’s relative value as discussed above.

MDU Resources Group, Inc. Proxy Statement	21

Proxy Statement

Our named executive officers’ salary grade classifications are listed below along with the 2009 base salary ranges associated with each classification:

			2009 Base Salary (000s)
			Minimum	Midpoint	Maximum
Position	Grade	Name	($)	($)	($)
President and CEO	K	Terry D. Hildestad	620	775	930
Executive Vice President, Treasurer and CFO	J	Vernon A. Raile	312	390	468
President and CEO, MDU Construction Services Group, Inc.	J	John G. Harp	312	390	468
President and CEO, Knife River Corporation	J	William E. Schneider	312	390	468
President and CEO, WBI Holdings, Inc.	J	Steven L. Bietz	312	390	468

The executive vice president, treasurer and chief financial officer and the president and chief executive officers of MDU Construction Services Group, Inc., Knife River Corporation, and WBI Holdings, Inc. are assigned to salary grade “J.” The committee believes that from an internal equity standpoint, these positions should carry the same salary grade. The salary grades for our named executive officers remained unchanged for 2009.

The compensation committee determines where, within each salary grade, an individual’s base salary should be. The compensation committee believes that having a range of possible salaries within each salary grade gives the committee the flexibility to assign different salaries to individual executives within a salary grade to reflect one or more of the following:

•	our performance on financial measurements as compared to our performance graph peer group

•	executive’s performance on financial goals

•	executive’s performance on non-financial goals, including the results of the performance assessment program

•	executive’s experience, tenure, and future potential

•	position’s relative value compared to other positions within the company

•	relationship of the salary to the competitive salary market value

•	internal equity with other executives and

•	economic environment of the corporation or executive’s business unit.

Our performance assessment program rates performance in the following areas, which help determine actual salaries within the range of salaries associated with the executive’s salary grade:

•	visionary leadership	•	leadership
•	strategic thinking	•	mentoring
•	leading with integrity	•	relationship building
•	managing customer focus	•	conflict resolution
•	financial responsibility	•	organizational savvy
•	achievement focus	•	safety
•	judgment	•	Great Place to Work®
•	planning and organization

An executive’s overall performance in our performance assessment program is rated on a scale of one to five, with five as the highest rating denoting distinguished performance. An overall performance above 3.75 is considered commendable performance.

The chief executive officer assessed each named executive officer’s performance under the performance assessment program, and the compensation committee, as well as the full board of directors, assessed the chief executive officer’s performance.

22	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Base Salaries of the Named Executive Officers for 2009

Terry D. Hildestad
Mr. Hildestad has served as chief executive officer since August 2006. For 2009, the committee increased his salary by 7.1%, from $700,000 to $750,000. The reasons for Mr. Hildestad’s 2009 increase were:

•

the company’s 2008 forecasted financial results (based on 9 months’ actual plus 3 months’ estimate) on earnings per share (EPS) and return on invested capital (ROIC) were higher than 2008 targets by 12.4% and 6.6%, respectively

•	the company’s ROIC for the twelve months ended June 30, 2008 was 19.1% higher than the median ROIC for the performance graph peer companies over the same time period on a continuing operations basis

•	the board recognized Mr. Hildestad’s strong leadership during difficult economic times, as well as fostering a culture of integrity throughout the organization, and

•	moving Mr. Hildestad’s salary closer to the 2009 salary grade midpoint of $775,000.

Vernon A. Raile
Mr. Raile has served as executive vice president, treasurer and chief financial officer since January 2006. Mr. Raile’s 2009 base salary was set at $450,000, representing an increase of 12.5% over his 2008 base salary of $400,000. The committee set his 2009 base salary at $450,000, above the midpoint of his salary grade, due to his commendable performance assessment rating, his years of service, and the results associated with these key achievements:

•	the company’s 2008 forecasted financial results (based on 9 months’ actual plus 3 months’ estimate) on EPS and ROIC were higher than 2008 targets by 12.4% and 6.6%, respectively

•

the company’s ROIC for the twelve months ended June 30, 2008 was 19.1% higher than the median ROIC for the performance graph peer companies over the same time period on a continuing operations basis, and

•	key financing initiatives that were undertaken utilizing Mr. Raile’s experience and skill.

John G. Harp
Mr. Harp has served as president and chief executive officer of MDU Construction Services Group, Inc. since September 2004. For 2009, his base salary was set at $450,000, representing an increase of 12.5% over his 2008 base salary of $400,000. The committee set his 2009 base salary at $450,000, above the midpoint of his salary grade, due to his commendable performance assessment rating and due to results associated with these key achievements:

•

MDU Construction Services Group, Inc.’s 2008 forecasted financial results (based on 9 months’ actual plus 3 months’ estimate) on EPS and ROIC were higher than 2008 targets by 74.0% and 59.1%, respectively

•

MDU Construction Services Group, Inc.’s ROIC for the twelve months ended June 30, 2008 was 115.9% higher than the median ROIC of construction services companies in our performance graph peer group, and

•	Mr. Harp’s strong grasp of all aspects of MDU Construction Services Group, Inc.’s business, including operations, collections, bidding, and personnel.

William E. Schneider
Mr. Schneider has served as president and chief executive officer of Knife River Corporation since May 2005. Mr. Schneider’s 2009 base salary was maintained at $447,400, representing no increase from 2008. The committee did not grant Mr. Schneider a base salary increase because Knife River Corporation’s 2008 nine-month financial results were less than target and because the committee wished to be consistent with the overall wage freeze imposed across Knife River Corporation.

Steven L. Bietz
Mr. Bietz has served as president and chief executive officer of WBI Holdings, Inc. since March 2006. For 2009, his base salary was set at $350,000, representing an increase of 11.8% over his 2008 base salary of $313,100. The committee set his 2009 base salary at $350,000, below the midpoint of his salary grade, due to his commendable performance assessment rating and due to results associated with these key achievements:

•	WBI Holdings, Inc.’s 2008 forecasted financial results (based on 9 months’ actual plus 3 months’ estimate) on EPS and ROIC were higher than 2008 targets by 37.1% and 30.9%, respectively

MDU Resources Group, Inc. Proxy Statement	23

Proxy Statement

•

The ROIC associated with the oil and natural gas exploration and production unit of WBI Holdings, Inc. for the twelve month period ended June 30, 2008 was 58.4% higher than the median ROIC of oil and natural gas exploration and production companies in our performance graph peer group, and

•	Mr. Bietz’s leadership in the large-scale development of the Bakken Field.

The following table shows each named executive officer’s base salary for 2008 and 2009 and the percentage change.

Name	Base Salary for 2008 (000s) ($)	Base Salary for 2009 (000s) ($)	% Change (%)
Terry D. Hildestad	700.0	750.0	7.1
Vernon A. Raile	400.0	450.0	12.5
John G. Harp	400.0	450.0	12.5
William E. Schneider	447.4	447.4	0.0
Steven L. Bietz	313.1	350.0	11.8

2009 Annual Incentives

What the Performance Measures Are and Why We Chose Them
The compensation committee develops and reviews financial and other corporate performance measures to help ensure that compensation to the executives reflects the success of their respective business unit and/or the corporation, as well as the value provided to our stockholders. For Messrs. Hildestad and Raile, the performance measures for annual incentive awards are our annual return on invested capital results compared to target and our annual earnings per share results compared to target. For Messrs. Schneider, Harp, and Bietz, the performance measures for annual incentive awards are their respective business unit’s annual return on invested capital results compared to target and their respective business unit’s allocated earnings per share results compared to target. The 2009 safety results of WBI Holdings, Inc. was also a measure for Mr. Bietz’s 2009 annual incentive.

The compensation committee believes earnings per share and return on invested capital are very good measurements in assessing company performance from a financial standpoint. Earnings per share is a generally accepted accounting principle measurement and is a key driver of stockholder return over the long-term. Return on invested capital measures how efficiently and effectively management deploys its capital. Sustained returns on invested capital in excess of our cost of capital create wealth for our stockholders.

Allocated earnings per share for a business unit is calculated by dividing that business unit’s earnings by the business unit’s portion of the total company weighted average shares outstanding. Return on invested capital for the company is calculated by dividing our earnings, without regard to after tax interest expense and preferred stock dividends, by our average capitalization for the calendar year. Return on invested capital for a business unit is calculated by dividing the business unit’s earnings, without regard to after tax interest expense and preferred stock dividends, by the business unit’s average capitalization for the calendar year.

The compensation committee determines the weighting of the performance measures each year based upon recommendations from the chief executive officer. The compensation committee weighted the 2009 performance measures for return on invested capital compared to targeted results and allocated earnings per share compared to targeted results each at 50%. The compensation committee believes both measures are equally important in driving stockholder value in the short term and over time.

We limit the after-tax annual incentive compensation we will pay above the target amount to 20% of earnings in excess of planned earnings. We calculate the earnings in excess of planned earnings without regard to the after-tax annual incentive amounts above target. We measure the 20% limitation at the major business unit level for business unit executives, which include Messrs. Harp, Schneider and Bietz, and at the corporate level for corporate executives, which include Messrs. Hildestad and Raile. In 2009, the 20% limitation was calculated without regard to the noncash ceiling test impairment charge that we discuss later and an associated depletion, depreciation and amortization benefit.

We establish our incentive plan performance targets in connection with our annual financial planning process, where we assess the economic environment, competitive outlook, industry trends, and company specific conditions to set projections of results. The committee evaluates the projected results and uses this evaluation to establish the incentive plan performance targets. The committee also considers annual improvement in the return on invested capital measure for incentive purposes to help ensure that return on invested capital will equal or exceed the weighted average cost of capital. Historically, this consideration took the form of a minimum annual increase in a business unit’s and/or the company’s return on invested capital incentive plan performance target(s). For 2009, the committee chose to

24	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

use the stretch return on invested capital target approved by the board in the 2009 business plan rather than the required annual minimum increase in recognition of the soft economic environment and depressed commodity prices. In the committee’s discretion, it may establish incentive plan performance targets higher, lower, or at the same level as the prior year’s target and/or results.

What the Incentive Targets Are and Why We Chose Them
The compensation committee established the annual incentive targets as a percentage of the individual’s actual base salary.

The chief executive officer’s target annual incentive was 100% of his base salary. Messrs. Raile, Harp, Schneider, and Bietz’s target annual incentives were 65% of their base salaries. These incentive targets were derived in part from competitive data provided by Towers Perrin and in part by the compensation committee’s desire, based on internal equity, to have a uniform annual incentive target for the business unit president and chief executive officer positions and the executive vice president, treasurer and chief financial officer position. The target annual incentives for the named executives did not change in 2009 from 2008. The award opportunities available to each named executive officer ranged from no payment if the goals were met below the 85% level to a 200% payout if the goals were met at or above the 115% level. In 2009, Mr. Bietz also had five individual goals relating to WBI Holdings, Inc.’s safety results, and each goal that was not met reduced his annual incentive award by 1%.

The table below lists each named executive officer’s 2009 base salary, the 2009 annual incentive target percentage, the officer’s 2009 incentive plan performance targets, the 2009 incentive plan results, and the annual incentive earned for 2009.

	2009 Base Salary (000s) ($)	2009 Annual Incentive Target (%)	2009 Incentive Plan Performance Targets		2009 Incentive Plan Results		2009 Annual Incentive Earned (000s) ($)
Name			EPS ($)	ROIC (%)	EPS ($)	ROIC (%)
Terry D. Hildestad (1)	750.0	100	1.09	5.7	1.30	6.6	1,500.00
Vernon A. Raile (1)	450.0	65	1.09	5.7	1.30	6.6	585.00
John G. Harp (2)	450.0	65	3.17	10.2	3.21	10.4	392.50
William E. Schneider (3)	447.4	65	0.52	4.3	0.68	5.3	581.62
Steven L. Bietz (4)	350.0	65	1.69	5.6	2.22	7.1	450.45
(1)	Based on earnings per share and return on invested capital for MDU Resources Group, Inc. The 2009 incentive plan results were adjusted to exclude the 2009 noncash impairment charge as discussed below.
(2)	Based on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc. The amount for Mr. Harp includes an additional $100,000 incentive as described below.
(3)	Based on allocated earnings per share and return on invested capital for Knife River Corporation.
(4)

Based on allocated earnings per share and return on invested capital for WBI Holdings, Inc. The 2009 incentive plan results were adjusted to exclude the 2009 noncash impairment charge as discussed below. Also in 2009, WBI Holdings, Inc. met four of five safety goals, and therefore Mr. Bietz’s 2009 Annual Incentive Earned reflects a reduction of 1% or $4,550.00.

The following table shows the changes in our performance targets and achievements for both 2008 and 2009.

	2008 Incentive Plan Performance Targets		2008 Incentive Plan Results		2009 Incentive Plan Performance Targets		2009 Incentive Plan Results
Name	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)
Terry D. Hildestad (1)	1.77	9.1	1.59	8.0	1.09	5.7	1.30	6.6
Vernon A. Raile (1)	1.77	9.1	1.59	8.0	1.09	5.7	1.30	6.6
John G. Harp (2)	2.73	10.5	5.03	17.7	3.17	10.2	3.21	10.4
William E. Schneider (3)	1.03	7.5	0.42	3.5	0.52	4.3	0.68	5.3
Steven L. Bietz (4)	—	—	—	—	1.69	5.6	2.22	7.1
(1)	Based on earnings per share and return on invested capital for MDU Resources Group, Inc. The 2009 incentive plan results were adjusted to exclude the 2009 noncash impairment charge as discussed below.
(2)	Based on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc.
(3)	Based on allocated earnings per share and return on invested capital for Knife River Corporation.
(4)

Based on allocated earnings per share and return on invested capital for WBI Holdings, Inc. The 2009 incentive plan results were adjusted to exclude the 2009 noncash impairment charge as discussed below.

2009 Annual Incentive Results and the Impact of the 2009 Noncash Impairment Charges

The company uses the full-cost method of accounting for its natural gas and oil activities. Under this method, the company is required to perform quarterly “ceiling tests” to compare the present value of the future net cash flow from proven reserves to the book value of those reserves at the balance sheet date.

MDU Resources Group, Inc. Proxy Statement	25

Proxy Statement

Due to the low energy prices at the beginning of 2009, the compensation committee, upon recommendation of the chief executive officer, at the February 2009 meeting decided to disregard, for purposes of calculating 2009 annual incentives, the effects of any potential noncash ceiling test impairment charges related to the company’s natural gas and oil properties. Consistent with this determination, no associated earnings benefit resulting from lower depletion, depreciation and amortization expenses would be considered in the calculation. The committee’s rationale for the decision was:

•	operating cash flows are not affected by a ceiling test charge

•	the underlying value of the business is not affected by a ceiling test charge

•	the ceiling test charge would be driven by a single day point in time price to value natural gas and oil reserves, which may not be reflective of the underlying long-term value of the assets, and

•

recognition of the Securities and Exchange Commission’s decision to change the “ceiling test” rules from using prices from the last day of the reporting period to a 12-month average of prices on the first day of the month during the reporting period effective December 31, 2009.

On March 31, 2009, the company recorded a $384.4 million after-tax noncash charge in response to the natural gas and oil prices at that time. If the committee had not excluded the noncash charge, our named executives would not have received an incentive payment for 2009.

Terry D. Hildestad’s 2009 Annual Incentive Award
As president and chief executive officer of MDU Resources Group, Inc., Mr. Hildestad’s 2009 incentive plan performance targets were based on our earnings per share and return on invested capital. We set his 2009 earnings per share target level and return on invested capital below his 2008 targets and actual results to reflect significantly lower commodity prices and the continued effects of the soft economic activity in the construction industries.

For 2009 incentive plan results, the company’s 2009 earnings per share and return on invested capital results were 119.3% and 115.8% of their respective 2009 targets. Therefore, we paid $1,500,000 to Mr. Hildestad as a 2009 incentive.

Vernon A. Raile’s 2009 Annual Incentive Award
As executive vice president, treasurer and chief financial officer of MDU Resources Group, Inc., Mr. Raile’s 2009 incentive plan performance targets were based on our earnings per share and return on invested capital. As discussed above for Mr. Hildestad, we set his 2009 earnings per share target level and return on invested capital below his 2008 targets and actual results to reflect significantly lower commodity prices and the continued effects of the soft economic activity in the construction industries.

For 2009 incentive plan results, the company’s 2009 earnings per share and return on invested capital results were 119.3% and 115.8% of their respective 2009 targets. Therefore, we paid $585,000 to Mr. Raile as a 2009 incentive.

John G. Harp’s 2009 Annual Incentive Award
As president and chief executive officer of MDU Construction Services Group, Inc., we based Mr. Harp’s 2009 incentive plan performance targets on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc. We set his 2009 earnings per share target level above his 2008 earnings per share target level to reflect the 2009 planned dividend to MDU Resources Group, Inc., which we projected would reduce the allocated shares for MDU Construction Services Group, Inc. and therefore increase its allocated earnings per share. We set the 2009 return on invested capital target slightly lower than the 2008 return on invested capital target to reflect lower anticipated earnings. The 2009 earnings per share and return on invested capital targets were lower than the actual results for 2008 to reflect the downturn in the Las Vegas construction market.

For 2009 incentive plan results, MDU Construction Services Group, Inc.’s 2009 earnings per share results and return on invested capital results were 101.3% and 102.0% of their respective 2009 targets. These results would normally equate to an incentive payment of $323,798. However, as discussed earlier, we limit incentive payments above target to 20% of after-tax earnings above planned earnings. Since MDU Construction Services Group, Inc.’s 2009 actual earnings were below 2009 planned earnings, we limited Mr. Harp’s 2009 actual incentive to his 2009 target incentive amount of $292,500. Therefore, we paid $292,500 to Mr. Harp as a 2009 incentive.

26	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

John G. Harp’s Additional 2009 Incentive
In addition to the 2009 annual incentive award, Mr. Harp had the opportunity to earn an additional incentive, which the compensation committee structured as follows:

MDU Construction Services Group, Inc.’s 2009 Return on Invested Capital (ROIC) as compared to
MDU Construction Services Group, Inc.’s 2009 Weighted Average Cost of Capital (WACC)	Additional Incentive Amount
2009 ROIC is less than 100 basis points above 2009 WACC	$0
2009 ROIC is 100 to 199 basis points above 2009 WACC	$100,000
2009 ROIC is 200 basis points or more above 2009 WACC	$200,000

Throughout 2009, MDU Construction Services Group, Inc. accumulated significant amounts of cash through effective working capital management. These amounts exceeded the amounts anticipated at the beginning of 2009, resulting in the reduction of all of its commercial paper and more dividends to MDU Resources Group, Inc. than originally projected. In addition, MDU Construction Services Group, Inc. was able to lend the remaining excess cash to other MDU Resources Group, Inc.’s subsidiaries, reducing debt at the MDU Resources Group, Inc. level. Although the remaining excess cash did not lower the invested capital at MDU Construction Services Group, Inc. on a standalone basis, it did lower the overall invested capital of MDU Resources Group, Inc. Therefore, the compensation committee, upon recommendation from the chief executive officer, approved calculating MDU Construction Services Group, Inc.’s 2009 return on invested capital to reflect the excess cash accumulated. The compensation committee’s rationale for this decision was:

•	recognition of, and rewarding for, effectively managing accounts receivable through timely collections, and

•	MDU Resources Group, Inc. benefited from the excess cash through lower average commercial paper balances in 2009.

MDU Construction Services Group, Inc.’s 2009 return on invested capital, as adjusted for the excess cash, was 12.5% compared to its 2009 weighted average cost of capital of 11.1%. Because the 2009 return on invested capital of 12.5% was higher than the reported 2009 weighted average cost of capital of 11.1%, Mr. Harp received $100,000 in additional incentive for 2009.

William E. Schneider’s 2009 Annual Incentive Award
As president and chief executive officer of Knife River Corporation, Mr. Schneider’s 2009 incentive plan performance targets were based on allocated earnings per share and return on invested capital for Knife River Corporation. We set his 2009 targets for allocated earnings per share and return on invested capital lower than his 2008 targets and higher than 2008 actual results. The compensation committee arrived at these targets based on the current economic softness in the construction markets, partially offset by a significant reduction in Knife River Corporation’s cost structure.

For 2009, Knife River Corporation’s 2009 earnings per share and return on invested capital results were 130.8% and 123.3% of their respective 2009 targets. Therefore, we paid $581,620 to Mr. Schneider as a 2009 incentive.

Steven L. Bietz’s 2009 Annual Incentive Award
As president and chief executive officer of WBI Holdings, Inc., Mr. Bietz’s 2009 incentive plan performance targets were based on allocated earnings per share and return on invested capital for WBI Holdings, Inc. We set his 2009 earnings per share and return on invested capital target levels below his 2008 target and 2008 actual results largely to reflect lower commodity prices and lower anticipated production due to reduced capital expenditures.

For 2009 incentive plan results, the company’s 2009 earnings per share and return on invested capital results were 131.4% and 126.8% of their respective 2009 targets. These results equated to an incentive of $455,000, which was reduced by $4,550 or 1% due to not achieving one of the five 2009 safety goals. Therefore, we paid $450,450 to Mr. Bietz as a 2009 incentive.

Deferral of Annual Incentive Compensation
We provide executives the opportunity to defer receipt of earned annual incentives. If an executive chooses to defer his or her annual incentive, we will credit the deferral with interest at a rate determined by the compensation committee. For 2009, the committee discontinued using the prime rate in favor of using Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies. The committee’s reasons for using this approach recognized:

•	incentive deferrals are a low-cost source of capital for the company, and

•	incentive deferrals are unsecured obligations and therefore carry a higher risk to the executives.

MDU Resources Group, Inc. Proxy Statement	27

Proxy Statement

2009 Long-Term Incentives

Awards Granted in 2009 under the Long-Term Performance-Based Incentive Plan
We use the Long-Term Performance-Based Incentive Plan, which is an omnibus plan and has been approved by our stockholders, for long-term incentive compensation. We discontinued the use of stock options in 2003 and now use performance shares as the only form of long-term incentive compensation.

The compensation committee uses the performance graph peer group as the comparator group to determine relative stockholder return and potential payments under the Long-Term Performance-Based Incentive Plan for its 2009-2011 performance share award cycle. The companies comprising our performance graph peer group are the same companies listed above under the heading “Role of Compensation Consultants” with the exception of Florida Rock Industries, which was acquired in late 2007.

The performance measure is our total stockholder return over a three-year measurement period as compared to the total stockholder returns of the companies in our performance graph peer group over the same three-year period. The compensation committee selected this goal because it believes executive pay under a long-term, capital accumulation program such as this should mirror our long-term performance in stockholder return as compared to other public companies in our industries. Payments are made in company stock; dividend equivalents are paid in cash.

Total stockholder return is the percentage change in the value of an investment in the common stock of a company, from the closing price on the last trading day in the calendar year preceding the beginning of the performance period, through the last trading day in the final year of the performance period. It is assumed that dividends are reinvested in additional shares of common stock at the frequency paid.

As with the annual incentive target, we determined the long-term incentive target for a given position by reference to the salary grade. We derived these incentive targets in part from competitive data provided by Towers Perrin and in part by the committee’s judgment on the impact each position has on our total stockholder return. The committee also believed consistency across positions in the same salary grades and keeping the chief executive officer’s long-term incentive target below a level indicated by competitive data were important from an internal equity standpoint. The 2009 long-term incentive targets for each named executive were unchanged from 2008.

On February 12, 2009, the board of directors, upon recommendation of the compensation committee, made performance share grants to the named executive officers. The compensation committee determined the target number of performance shares granted to each named executive officer by multiplying the named executive officer’s 2009 base salary by his or her long-term incentive target and then dividing this product by the average of the closing prices of our stock from January 2, 2009 through January 22, 2009, as shown in the following table:

Name	2009 Base Salary to Determine Target ($)	2009 Long-Term Incentive Target at Time of Grant (%)	2009 Long-Term Incentive Target at Time of Grant ($)	Average Closing Price of Our Stock From January 2 Through January 22 ($)	Resulting Number of Performance Shares Granted on February 12 (#)
Terry D. Hildestad	750,000	150	1,125,000	20.52	54,824
Vernon A. Raile	450,000	90	405,000	20.52	19,736
John G. Harp	450,000	90	405,000	20.52	19,736
William E. Schneider	447,400	90	402,660	20.52	19,622
Steven L. Bietz	350,000	90	315,000	20.52	15,350

From 0% to 200% of the target grant will be paid out in February 2012 depending on our three-year 2009-2011 total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage will be a function of our rank against our performance graph peer group as follows:

The Company’s Percentile Rank	Payout Percentage of February 12, 2009 Grant
100th	200%
75th	150%
50th	100%
40th	10%
Less than 40th	0%

Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2012 at the same time as the performance awards are paid.

28	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Awards Paid on February 12, 2009 under the Long-Term Performance-Based Incentive Plan
We granted performance shares to our named executive officers under the Long-Term Performance-Based Incentive Plan on February 16, 2006 for the 2006 through 2008 performance period. Our total stockholder return for the 2006 through 2008 performance period was 5.46%, which corresponded to a percentile rank of 48% against our performance graph peer group. The percentile rank of 48% corresponded to a payout percentage of 82%, meaning 82% of the target shares originally granted plus dividend equivalents were paid to the named executive officers. The table below lists the shares granted on February 16, 2006, the shares paid on February 12, 2009 based on the payout percentage, and the dividend equivalents earned.

Name	Shares Granted on February 16, 2006(1) (#)	Payout Percentage (%)	Shares Paid on February 12, 2009(1) (#)	Dividend Equivalents ($)
Terry D. Hildestad	23,883	82	19,584	32,968
Vernon A. Raile	12,429	82	10,192	17,157
John G. Harp	10,072	82	8,259	13,903
William E. Schneider	15,285	82	12,534	21,100
Steven L. Bietz	7,018	82	5,755	9,688
(1) Shares are adjusted for the 3-for-2 stock split effective July 26, 2006.

PEER4 Analysi$: Comparison of Pay for Performance Ratios
Each year we compare our named executive officers’ pay for performance ratios to the pay for performance ratios of the named executive officers in the performance graph peer group. This analysis looks at the relationship between our compensation levels and our average annual total stockholder return in comparison to the peer group over a five-year period. All data used in the analysis, including the valuation of long-term incentives and calculation of stockholder return, were compiled by Equilar, Inc., an independent service provider, which uses each company’s annual filings as a basis of its data collection.

This analysis consisted of dividing what we paid our named executive officers for the years 2004 through 2008 by our average annual total stockholder return for the same five-year period to yield our pay ratio. Our pay ratio was then compared to the pay ratio of the companies in the performance graph peer group, which was calculated by dividing total direct compensation for all the proxy group executives by the sum of each company’s average annual total stockholder return for the same five-year period. The results are shown in the following chart.

5 Year Total Direct Compensation to 5 Year Total Stockholder Return*

	MDU Resources Group, Inc. ($)	Performance Graph Peer Group ($)
Dollars of Total Direct Compensation (1) per Point of Total Stockholder Return	5,489,386	5,390,223
(1)

Total direct compensation is the sum of annual base salaries, annual incentives, the value of long-term incentives at grant and all other compensation as reported in the proxy statements. For 2006, 2007 and 2008, total direct compensation also includes the change in pension values and nonqualified deferred compensation earnings as reported in the proxy statements.

*	The chart is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

The results of the analysis showed that we paid our named executive officers slightly more than what the performance graph peer group companies paid their named executive officers for comparable levels of stockholder return over the five-year period. Specifically, as indicated in the chart, the data shows that we paid our named executive officers approximately $99,000 more per point of stockholder return than our performance graph peer group. We have been conducting our PEER4 Analysi$ since 2004.

Post-Termination Compensation and Benefits
Pension Plans
Effective 2006, we no longer offer defined benefit pension plans to new non-bargaining unit employees. The defined benefit plans available to employees hired before 2006 were amended to cease benefit accruals as of December 31, 2009. The frozen benefit provided through our qualified defined benefit pension plans is determined by years of service and base salary. Effective 2010, for those employees who were participants in defined benefit pension plans and for executives and other employees hired after 2006, the company offers increased company contributions to our 401(k) plan.

MDU Resources Group, Inc. Proxy Statement	29

Proxy Statement

Supplemental Income Security Plan

Benefits Offered
We offer certain key managers and executives, including all of our named executive officers, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. The SISP has a ten-year vesting schedule and was amended to add an additional vesting requirement for benefit level increases occurring on or after January 1, 2010. The SISP provides participants with additional retirement income and death benefits. The additional retirement income may take two forms:

•

a supplemental retirement benefit payable for fifteen years beginning at the later of age 65 or after employment ends. The company amended this portion of the benefit to reflect a 20% reduction in future benefit levels for employees who join the plan on or after January 1, 2010 and for current participants who receive benefit level increases on or after January 1, 2010.

•

an additional retirement benefit to offset the Internal Revenue Code limitations placed on benefits payable under our qualified defined benefit pension plans. The company amended the additional retirement benefit to no longer allow new participants and to cease benefit accruals for existing participants as of December 31, 2009. If eligible, the participants receive this retirement benefit after they separate from the company and until they reach age 65. In order to be eligible to receive the additional retirement benefit, participants must vest in their pension benefit, which requires five years of service, and their pension must be limited by the Internal Revenue Code. Mr. Harp has an additional qualification in that he must remain employed until age 60 in order to receive this additional retirement benefit.

A death benefit is provided if SISP participants die before their supplemental retirement benefits commence or if they elect to receive death benefits in lieu of all or a part of their supplemental retirement benefits. The death benefit is payable for 15 years.

We believe the SISP is critical in retaining the talent necessary to drive long-term stockholder value. In addition, we believe that the ten-year vesting provision of the SISP, augmented by an additional three years of vesting for benefit level increases occurring on or after January 1, 2010, helps promote retention of key executive officers.

Benefit Level Increases
The chief executive officer recommends benefit level increases to the compensation committee for participants except himself. The chief executive officer considers, among other things, the participant’s salary in relation to the salary ranges that correspond with the SISP benefit levels, the participant’s performance, the performance of the applicable business unit or the company, and the cost associated with the benefit level increase.

Each November, the compensation committee considers SISP benefit level increases for the upcoming year as recommended by the chief executive officer and also considers benefit level increases for the chief executive officer. In November 2008, Messrs. Raile, Harp, and Bietz each received an increase in their SISP benefit levels, which were effective on January 1, 2009. The benefit level increases recognized each named executive’s contribution to the success of the company and individual business unit, where applicable. The committee, however, approved the chief executive officer’s recommendation to limit the benefit increases for Messrs. Harp and Bietz to a level below the levels that corresponded to each named executive’s base salary. The chief executive officer’s rationale was to limit additional costs associated with the benefit level increases in light of the uncertain economic times. The committee believed Mr. Hildestad’s benefit level was appropriate and therefore did not grant him an increase.

In November 2009, Messrs. Harp, Schneider, and Bietz each received an increase in their SISP benefit levels which was effective on December 1, 2009. The committee’s rationale for Messrs. Harp and Bietz’s benefit level increases was recognition of their continued contribution to the financial success of the company and to bring their SISP benefit levels in line with their current salary. Mr. Schneider was awarded a benefit level increase to one level above the level corresponding to his current base salary in recognition of his leadership in the financial turnaround of Knife River Corporation. The following table reflects our named executive officers’ SISP levels, including the changes effective December 1, 2009:

	January 1, 2009 Annual SISP Benefits		December 31, 2009 Annual SISP Benefits
Name	Survivors ($)	Retirement ($)	Survivors ($)	Retirement ($)
Terry D. Hildestad	1,025,040	512,520	1,025,040	512,520
Vernon A. Raile	548,400	274,200	548,400	274,200
John G. Harp	468,600	234,300	548,400	274,200
William E. Schneider	468,600	234,300	548,400	274,200
Steven L. Bietz	328,080	164,040	386,640	193,320

30	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Clawback
In November 2005, we implemented a guideline for repayment of incentives due to accounting restatements, commonly referred to as a clawback policy, whereby the compensation committee may seek repayment of annual and long-term incentives paid to executives if accounting restatements occur within three years after the payment of incentives under the annual and long-term plans. Under our clawback policy, the compensation committee may require employees to forfeit awards and may rescind vesting, or the acceleration of vesting, of an award.

Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). Generally, long-term incentive compensation and annual incentive awards for our chief executive officer and those executive officers whose overall compensation is likely to exceed $1 million are structured to be deductible for purposes of Section 162(m) of the Internal Revenue Code, but we may pay compensation to an executive officer that is not deductible. All annual or long-term incentive compensation paid to our named executive officers for 2009 satisfied the requirements for deductibility.

Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation if the deferral does not comply with Section 409A. We have amended our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Section 4999 of the Internal Revenue Code imposes an excise tax on payments to executives and others of amounts that are considered to be related to a change of control if they exceed levels specified in Section 280G of the Internal Revenue Code. The potential impact of the Section 4999 excise tax is addressed with the modified tax payment provisions in the change of control employment agreements, which are described earlier in this compensation discussion and analysis and later in the proxy statement under the heading “Potential Payments upon Termination or Change of Control.” We do not consider the potential impact of Section 4999 or 280G when designing our compensation programs.

The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and annual incentive compensation as expenses in the amount paid, or to be paid, to the named executive officers. For our equity awards, accounting rules also require that we record an expense in our financial statements. We calculate the accounting expense of equity awards to employees in accordance with FASB Accounting Standards Codification Topic 718.

Stock Ownership Guidelines
We instituted stock ownership guidelines on May 5, 1993, which we revised in February 2003, to encourage executives to own a multiple of their base salary in our common stock. All officers who participate in our Long-Term Performance-Based Incentive Plan are subject to the guidelines. The guidelines call for the executive to reach the multiple within five years. Unvested performance shares and other unvested equity awards do not count towards the guidelines. In 2009, the compensation committee reviewed these guidelines against the performance graph peer companies that published ownership guidelines, and determined no change was necessary. Each February, the compensation committee receives a report on the status of stock holdings by executives. The table shows the named executive officers’ holdings as of December 31, 2009:

Name	Assigned Guideline Multiple of Base Salary	Actual Holdings as a Multiple of Base Salary	Number of Years at Guideline Multiple (#)
Terry D. Hildestad	4X	5.79	4.67
Vernon A. Raile	3X	2.96	4.00
John G. Harp	3X	4.06	5.25
William E. Schneider	3X	5.43	8.00
Steven L. Bietz	3X	3.95	7.33

The compensation committee may consider the guidelines and the executive’s stock ownership in determining compensation. The committee, however, did not do so with respect to 2009 compensation.

MDU Resources Group, Inc. Proxy Statement	31

Proxy Statement

Policy Regarding Hedging Stock Ownership
In our Executive Compensation Policy, we adopted a policy that prohibits executives from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Reg. S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

Thomas Everist, Chairman
Karen B. Fagg
Thomas C. Knudson
Patricia L. Moss

Summary Compensation Table for 2009

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(2)		All Other Compensation ($) (i)		Total ($) (j)

Terry D. Hildestad	2009	750,000	—	1,117,861	—	1,500,000		825,319		9,824	(3)	4,203,004
President and CEO	2008	700,000	—	1,200,485	—	310,800		898,941		9,476		3,119,702
	2007	625,000	—	779,293	—	1,250,000		1,362,413		7,026		4,023,732

Vernon A. Raile	2009	450,000	—	402,417	—	585,000		695,177		8,124	(3)	2,140,718
Executive Vice President,	2008	400,000	—	411,575	—	115,440		498,210		7,176		1,432,401
Treasurer and CFO	2007	350,700	—	295,882	—	350,700		555,248		7,026		1,559,556

John G. Harp	2009	450,000	—	402,417	—	392,500	(4)	761,670	(6)	23,272	(7)	2,029,859
President and CEO of	2008	400,000	—	411,575	—	720,000	(5)	338,774	(6)	23,230	(7)	1,893,579
MDU Construction	2007	341,000	—	239,763	—	341,000		47,334	(6)	23,080	(7)	992,177
Services Group, Inc.

William E. Schneider	2009	447,400	—	400,093	—	581,620		726,646		9,324	(3)	2,165,083
President and CEO of	2008	447,400	—	460,374	—	—		180,801		8,976		1,097,551
Knife River Corporation	2007	422,000	—	356,052	—	206,780		450,347		7,026		1,442,205

Steven L. Bietz	2009	350,000	—	312,987	—	450,450		475,985		8,084	(3)	1,597,506
President and CEO of	2008	—	—	—	—	—		—		—		—
WBI Holdings, Inc.	2007	—	—	—	—	—		—		—		—

(1)

Amounts in this column represent the aggregate grant date fair value of the performance share awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share-Based Payment. Amounts for 2008 and 2007 have been recalculated to comply with the new requirements. This column was prepared assuming none of the awards will be forfeited. The amounts were calculated using a Monte Carlo simulation, as described in Note 13 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2)

Amounts shown represent the change in the actuarial present value for years ended December 31, 2007, 2008, and 2009 for the named executive officers’ accumulated benefits under the pension plan, excess SISP, and SISP and, for Mr. Harp, the additional retirement benefit, collectively referred to as the “accumulated pension change,” plus above market earnings on deferred annual incentives, if any. The amounts shown are based on accumulated pension change and above market earnings as of December 31, 2007, 2008, and 2009, as follows:

32	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Accumulated Pension Change			Above Market Earnings
Name	12/31/2007 ($)	12/31/2008 ($)	12/31/2009 ($)	12/31/2007 ($)	12/31/2008 ($)	12/31/2009 ($)
Terry D. Hildestad	1,336,815	883,351	806,554	25,598	15,590	18,765
Vernon A. Raile	508,987	469,755	661,243	46,261	28,455	33,934
John G. Harp	38,498	331,558	743,334	—	—	—
Additional Retirement
(John G. Harp)*	8,836	7,216	18,336	—	—	—
William E. Schneider	411,123	155,816	696,572	39,224	24,985	30,074
Steven L. Bietz	—	—	475,985	—	—	—

* See footnote 6.
(3)	Includes company contributions to the 401(k), payment of a life insurance premium, and matching contributions to charitable organizations.
(4)	Includes one-time incentive payment of $100,000 in addition to his annual incentive compensation.
(5)	Includes one-time incentive payment of $200,000 in addition to his executive incentive compensation plan payment.
(6)

In addition to the change in the actuarial present value of Mr. Harp’s accumulated benefit under the pension plan, excess SISP, and SISP, this amount also includes the following amounts attributable to Mr. Harp’s additional retirement benefit:

	2007	2008	2009
Change in present value of additional years of service for pension plan	$6,033	$3,570	$13,077
Change in present value of additional years of service for excess SISP	2,803	3,646	5,259
Change in present value of additional years of service for SISP	—	—	—

Mr. Harp’s additional retirement benefit is described in the narrative that follows the Pension Benefits for 2009 table. The additional retirement benefit provides Mr. Harp with additional retirement benefits equal to the additional benefit he would earn under the pension plan, excess SISP, and the SISP if he had three additional years of service. The amounts in the table above reflect the change in present value of this additional benefit in 2007, 2008, and 2009. The additional retirement benefit was determined by calculating the actuarial present values of the accumulated benefits under the pension plan, excess SISP, and SISP, with and without the three additional years of service, using the same assumptions used to determine the amounts disclosed in the Pension Benefits for 2009 table. Because Mr. Harp would be fully vested in his SISP benefit if he retired at age 65, the assumed retirement age of these calculations, the additional years of service provided by the additional retirement agreement would not increase that benefit. If Mr. Harp retires before becoming 100% vested in his SISP benefit, his SISP benefit would be less than the amount shown in the Pension Benefits for 2009 table, but the payments he would receive under the additional retirement benefit arrangement would increase, as would the amounts reflected in the table above and in the Summary Compensation Table.

(7)

Includes a company contribution to Mr. Harp’s 401(k), a matching contribution to a charity, payment of a life insurance premium, an additional premium for Mr. Harp’s long-term disability insurance, and Mr. Harp’s office and automobile allowance.

Grants of Plan-Based Awards in 2009

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Terry D. Hildestad	2/12/09(1)	187,500	750,000	1,500,000	—	—	—	—	—	—
	2/12/09(2)	—	—	—	5,482	54,824	109,648	—	—	—	1,117,861
Vernon A. Raile	2/12/09(1)	73,125	292,500	585,000	—	—	—	—	—	—
	2/12/09(2)	—	—	—	1,973	19,736	39,472	—	—	—	402,417
John G. Harp	2/12/09(1)	73,125	292,500	585,000	—	—	—	—	—	—
	2/12/09(2)	—	—	—	1,973	19,736	39,472	—	—	—	402,417
	2/12/09(3)	100,000	200,000	—	—	—	—	—	—	—
William E. Schneider	2/12/09(1)	72,703	290,810	581,620	—	—	—	—	—	—
	2/12/09(2)	—	—	—	1,962	19,622	39,244	—	—	—	400,093
Steven L. Bietz	2/12/09(4)	56,875	227,500	455,000	—	—	—	—	—	—
	2/12/09(2)	—	—	—	1,535	15,350	30,700	—	—	—	312,987

(1)	Annual incentive for 2009 granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
(2)	Performance shares for the 2009-2011 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
(3)	Mr. Harp’s additional 2009 incentive opportunity.
(4)	Annual incentive for 2009 granted pursuant to the WBI Holdings Inc. Executive Incentive Compensation Plan.

MDU Resources Group, Inc. Proxy Statement	33

Proxy Statement

Narrative Discussion Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table

Incentive Awards

Annual Incentive
On February 11, 2009, the compensation committee recommended the 2009 annual incentive award opportunities for our named executive officers, and the board approved these opportunities at its meeting on February 12, 2009. These award opportunities are reflected in the Grants of Plan-Based Awards table at grant on February 12, 2009 in columns (c), (d), and (e) and in the Summary Compensation Table as earned with respect to 2009 in column (g).

Executive officers may receive annual cash incentive awards based upon achievement of annual performance measures with a threshold, target, and maximum level. A target incentive award is established based on a percent of the executive’s base salary. Actual payment may range from zero to 200% of the target based upon achievement of corporate goals.

In order to be eligible to receive an annual incentive award under the Long-Term Performance-Based Incentive Plan, Messrs. Hildestad, Raile, Schneider, and Harp must have remained employed by the company through December 31, 2009, unless the compensation committee determines otherwise. The committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made, and whether to adjust awards downward based upon individual performance. Unless the committee determines otherwise, performance measure targets shall be adjusted to take into account unusual or nonrecurring events affecting the company, a subsidiary or a division or business unit, or any of their financial statements, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the annual incentive award intended to be provided. Such adjustments are made in a manner that will not cause the award to fail to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

With respect to annual incentive awards granted pursuant to the WBI Holdings, Inc. Executive Incentive Compensation Plan, which includes Mr. Bietz, participants who retire at age 65 during the year remain eligible to receive an award. Subject to the compensation committee’s discretion, executives who terminate employment for other reasons are not eligible for an award.

The committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether any final payment will be made. Once performance goals are approved by the committee for executive incentive compensation plan awards, the committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance goals, the committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

For Messrs. Hildestad and Raile, the performance measures for annual incentive awards are our annual return on invested capital achieved compared to target and our annual earnings per share achieved compared to target. For Messrs. Schneider, Harp, and Bietz, the performance measures for annual incentive awards are their respective business unit’s annual return on invested capital achieved compared to target and their respective business unit’s allocated earnings per share achieved compared to target. In 2009, Mr. Bietz had five individual goals relating to WBI Holdings Inc.’s safety results, and each goal that was not met reduced his annual incentive award by 1%.

For 2009, the compensation committee weighted the goals for annual return on invested capital compared to target and allocated earnings per share compared to target each at 50%.

We limit the after-tax annual incentive compensation we will pay above the target amount to 20% of earnings in excess of planned earnings. We calculate the earnings in excess of planned earnings without regard to the after-tax annual incentive amounts above target. We measure the 20% limitation at the major business unit level for business unit and operating company executives, which include Messrs. Harp, Schneider, and Bietz, and at the corporate level for corporate executives, which include Messrs. Hildestad and Raile. In 2009, the 20% limitation was calculated without regard to the noncash ceiling test impairment charge and an associated depletion, depreciation and amortization benefit as discussed in the Compensation Discussion and Analysis.

34	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The award opportunities available to each named executive officer were:

2009 earnings per share results as a % of 2009 target	Corresponding payment of annual incentive target based on earnings per share
Less than 85%	0%
85%	25%
90%	50%
95%	75%
100%	100%
103%	120%
106%	140%
109%	160%
112%	180%
115%	200%

2009 return on invested capital results as a % of 2009 target	Corresponding payment of annual incentive target based on return on invested capital
Less than 85%	0%
85%	25%
90%	50%
95%	75%
100%	100%
103%	120%
106%	140%
109%	160%
112%	180%
115%	200%

For discussion of the specific incentive plan performance targets and results, please see the Compensation Discussion and Analysis.

In addition to his 2009 annual incentive award opportunity under our Long-Term Performance-Based Incentive Plan, Mr. Harp had an opportunity to earn an additional incentive, which was structured as follows:

MDU Construction Services Group, Inc.’s 2009 Return on Invested Capital (ROIC) as compared to MDU Construction Services Group, Inc.’s 2009 Weighted Average Cost of Capital (WACC)	Additional Incentive Amount
2009 ROIC is less than 100 basis points above 2009 WACC	$0
2009 ROIC is 100 to 199 basis points above 2009 WACC	$100,000
2009 ROIC is 200 basis points or more above 2009 WACC	$200,000

For a specific discussion of this additional incentive opportunity and the compensation committee’s determination with respect to payment, please refer to the Compensation Discussion and Analysis.

Long-Term Incentive
On February 11, 2009, the compensation committee recommended long-term incentive grants to the named executive officers in the form of performance shares, and the board approved these grants at its meeting on February 12, 2009. These grants are reflected in columns (f), (g), (h), and (l) of the Grants of Plan-Based Awards table and in column (e) of the Summary Compensation Table.

From 0% to 200% of the target grant will be paid out in February 2012, depending on our 2009-2011 total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage is determined as follows:

The Company’s Percentile Rank	Payout Percentage of February 12, 2009 Grant
100th	200%
75th	150%
50th	100%
40th	10%
Less than 40th	0%

Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2012 at the same time as the performance awards are paid.

MDU Resources Group, Inc. Proxy Statement	35

Proxy Statement

Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary to total compensation. We paid no bonuses to our named executive officers in 2009.

Name	Salary ($)	Total Compensation ($)	Salary as % of Total Compensation
Terry D. Hildestad	750,000	4,203,004	17.8
Vernon A. Raile	450,000	2,140,718	21.0
John G. Harp	450,000	2,029,859	22.2
William E. Schneider	447,400	2,165,083	20.7
Steven L. Bietz	350,000	1,597,506	21.9

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1,2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(4)
Terry D. Hildestad	—	—	—	—	—	3,712	87,603	181,830	4,291,188
Vernon A. Raile	—	—	—	—	—	1,114	26,290	65,438	1,544,337
John G. Harp	—	—	—	—	—	—	—	63,055	1,488,098
William E. Schneider	—	—	—	—	—	2,970	70,092	69,354	1,636,754
Steven L. Bietz	—	—	—	—	—	558	13,169	51,545	1,216,462

(1)	Adjusted for the 3-for-2 stock split effective July 26, 2006.
(2)

These shares of restricted stock were granted in 2001 and vest automatically on February 15, 2010. Vesting of some or all shares may be accelerated upon change of control or if the total stockholder return equals or exceeds the 50th percentile of the performance graph peer group during the final three-year performance cycle 2007-2009. Non-preferential dividends are paid on these shares.

(3)	Below is a breakdown by year of the plan awards:

Named Executive Officer	Award	Shares	End of Performance Period
Terry D. Hildestad	2007	33,091	12/31/09
	2008	39,091	12/31/10
	2009	109,648	12/31/11
Vernon A. Raile	2007	12,564	12/31/09
	2008	13,402	12/31/10
	2009	39,472	12/31/11
John G. Harp	2007	10,181	12/31/09
	2008	13,402	12/31/10
	2009	39,472	12/31/11
William E. Schneider	2007	15,119	12/31/09
	2008	14,991	12/31/10
	2009	39,244	12/31/11
Steven L. Bietz	2007	10,354	12/31/09
	2008	10,491	12/31/10
	2009	30,700	12/31/11

Shares for the 2007 award are shown at the target level (100%) based on results for the 2007-2009 performance cycle at target.
Shares for the 2008 award are shown at the target level (100%) based on results for the first two years of the 2008-2010 performance cycle at target.
Shares for the 2009 award are shown at the maximum level (200%) based on results for the first year of the 2009-2011 performance cycle above target.
(4)	Value based on the number of performance shares reflected in column (i) multiplied by $23.60, the year-end closing price for 2009.

36	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Option Exercises and Stock Vested during 2009

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)(1,2)	Value Realized on Vesting ($) (e)(3)
Terry D. Hildestad	—	—	19,584	397,426
Vernon A. Raile	—	—	10,192	206,830
John G. Harp	—	—	8,259	167,603
William E. Schneider	—	—	12,534	254,358
Steven L. Bietz	—	—	5,755	116,789

(1)	Adjusted for the 3-for-2 stock split effective July 26, 2006.
(2)	Reflects performance shares for the 2006-2008 performance period that vested on February 12, 2009.
(3)	Reflects the value of performance shares based on our stock price of $18.61 on February 12, 2009, and the dividend equivalents that were paid on the vested shares.

Pension Benefits for 2009

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Terry D. Hildestad	Pension Plan	35	1,369,893	—
	SISP I(1)	27	1,487,740	—
	SISP II(2)	27	2,456,479	—
	SISP Excess	27	842,854	—
Vernon A. Raile	Pension Plan	30	1,033,470	—
	SISP I(1)	27	891,572	—
	SISP II(2)	27	1,899,169	—
	SISP Excess	27	—	—
John G. Harp	Pension Plan	5	172,100	—
	SISP I(1)	4	—	—
	SISP II(2)	4	1,784,336	—
	SISP Excess	4	33,837	—
	Harp Additional Retirement Benefit	4	120,136	—
William E. Schneider	Pension Plan	16	667,138	—
	SISP I(1)	15	1,081,798	—
	SISP II(2)	15	1,278,020	—
	SISP Excess	15	128,798	—
Steven L. Bietz	Pension Plan	28	675,382	—
	SISP I(1)	15	458,686	—
	SISP II(2)	15	440,819	—
	SISP Excess	15	72,082	—

(1)	Grandfathered under Section 409A.
(2)	Not grandfathered under Section 409A.

The amounts shown for the pension plan and excess SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2009, calculated using a 5.75% discount rate, the 1994 Group Annuity Mortality Table for post-retirement mortality, and no recognition of future salary increases or pre-retirement mortality. The assumed retirement ages for these benefits was age 60 for Messrs. Harp and Bietz and age 62 for Mr. Schneider. These are the earliest ages at which the executives could begin receiving unreduced benefits. Retirement on December 31, 2009, was assumed for Messrs. Hildestad and Raile, who were age 60 and 64, respectively, on that date. The amounts shown for the SISP I and SISP II were determined using a 5.75% discount rate and assume benefits commenced at age 65. The assumptions used to calculate Mr. Harp’s additional retirement benefit are described below.

Pension Plans

Messrs. Hildestad, Raile, and Harp participate in the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees, which we refer to as our pension plan. Mr. Schneider participates in the Knife River Corporation Salaried Employees’ Pension Plan, which we refer to as the KR pension plan. Mr. Bietz participates in the Williston Basin Interstate Pipeline Company Pension Plan, which we refer to

MDU Resources Group, Inc. Proxy Statement	37

Proxy Statement

as the WBI pension plan. Pension benefits under our pension plan and the WBI pension plan are based on the participant’s average annual salary over the 60 consecutive month period in which the participant received the highest annual salary during the participant’s final 10 years of service. For this purpose, only a participant’s salary is considered; incentives and other forms of compensation are not included. Benefits are determined by multiplying (1) the participant’s years of credited service by (2) the sum of (a) the average annual salary up to the social security integration level times 1.1% and (b) the average annual salary over the social security integration level times 1.45%. The KR pension plan uses the same formula except that 1.2% and 1.6% are used instead of 1.1% and 1.45%. The maximum years of service recognized when determining benefits under each of the pension plans is 35. Pension plan benefits are not reduced for social security benefits.

Each of the pension plans was amended to cease benefit accruals as of December 31, 2009, meaning the normal retirement benefit will not change.

To receive unreduced retirement benefits under our pension plan and the WBI pension plan, participants must either remain employed until age 60 or elect to defer commencement of benefits until age 60. Under the KR pension plan, participants must remain employed until age 62 or elect to defer commencement of benefits until age 62 to receive unreduced benefits. Messrs. Hildestad and Raile were eligible for unreduced retirement benefits under our pension plan on December 31, 2009. Participants whose employment terminates between the ages of 55 and 60, with 5 years of service, in our pension plan or the WBI pension plan and between the ages of 55 and 62, with 5 years of service, in the KR pension plan are eligible for early retirement benefits. Early retirement benefits are determined by reducing the normal retirement benefit by 0.25% per month for each month before age 60 in our pension plan and the WBI pension plan and age 62 in the KR pension plan. If a participant’s employment terminates before age 55, the same reduction applies for each month the termination occurs before age 62, with the reduction capped at 21%. Messrs. Harp and Schneider are currently eligible for early retirement benefits.

Benefits for single participants under the pension plans are paid as straight life amounts and benefits for married participants are paid as actuarially reduced pensions with a survivor benefit for spouses, unless participants choose otherwise. Participants who terminate employment before age 55 may elect to receive their benefits in a lump sum. Mr. Bietz is currently eligible for a lump sum.

The Internal Revenue Code places limitations on benefit amounts that may be paid under the pension plans and on the amount of compensation that may be recognized when determining benefits. In 2009, the maximum annual benefit payable under the pension plans was $195,000 and the maximum amount of compensation that could be recognized when determining benefits was $245,000.

Supplemental Income Security Plan

We also offer key managers and executives, including all of our named executive officers, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. Benefits under the SISP consist of:

•	a supplemental retirement benefit intended to augment the retirement income provided under our qualified pension plans – we refer to this benefit as the regular SISP benefit

•	an excess retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under our qualified pension plans - we refer to this benefit as the excess SISP benefit, and

•	death benefits – we refer to these benefits as the SISP death benefit.

Effective January 1, 2010, we amended the SISP to:

•

reduce by 20% the regular SISP and death benefit levels in the benefit schedule used to determine regular SISP and death benefits for new participants and participants whose benefit levels increase on or after January 1, 2010

•	impose an additional vesting period applicable to any increased regular SISP benefit and SISP death benefit occurring on or after January 1, 2010

•	eliminate the excess SISP benefit for new participants and current participants who were not already eligible for the excess SISP benefit, and

•	freeze excess SISP benefit accruals.

SISP benefits are forfeited if the participant’s employment is terminated for cause.

38	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Regular SISP Benefits and Death Benefits

Regular SISP benefits and death benefits are determined by reference to one of two schedules attached to the SISP - the original schedule or the amended schedule. Our compensation committee, after receiving recommendations from our chief executive officer, determines the level at which participants are placed in the schedules. A participant’s placement is generally, but not always, determined by reference to the participant’s annual base salary. Benefit levels in the amended schedule which became effective on January 1, 2010, are 20% lower than the benefit levels in the original schedule. The amended schedule applies to new participants and participants who receive a benefit level increase on or after January 1, 2010.

Participants can elect to receive (1) the regular SISP benefit only, (2) the SISP death benefit only, or (3) a combination of both. Regardless of the participant’s election, if the participant dies before the regular SISP benefit would commence, only the SISP death benefit is provided. If the participant elects to receive both a regular SISP benefit and a SISP death benefit, each of the benefits is reduced proportionately.

The regular SISP benefits reflected in the table above are based on the assumption that the participant elects to receive only the regular SISP benefit. The present values of the SISP death benefits that would be provided if the named executive officers were to die prior to the commencement of regular SISP benefits are reflected in the table that appears in the section entitled “Potential Payments upon Termination or Change of Control.”

The SISP was amended to address changes in applicable tax laws resulting from the enactment of section 409A of the Internal Revenue Code. Regular SISP benefits that were vested as of December 31, 2004 and were thereby grandfathered under section 409A remain subject to SISP provisions then in effect, which we refer to as SISP I benefits. Regular SISP benefits that are subject to section 409A, which we refer to as SISP II benefits, are governed by amended provisions intended to comply with section 409A. Participants generally have more discretion with respect to the distributions of their SISP I benefits.

The time and manner in which the regular SISP benefits are paid depend on a variety of factors, including the time and form of benefit elected by the participant and whether the benefits are SISP I or SISP II benefits. Unless the participant elects otherwise, the SISP I benefits are paid over 180 months, with benefits commencing when the participant attains age 65 or, if later, when the participant retires. The SISP II benefits commence when the participant attains age 65 or, if later, when the participant retires, subject to a six-month delay if the participant is subject to the provisions of section 409A of the Internal Revenue Code that require delayed commencement of these types of retirement benefits. The SISP II benefits are paid over 180 months or, if commencement of payments is delayed for six months, 173 months. If the commencement of benefits is delayed for six months, the first payment includes the payments that would have been paid during the six-month period. If the participant dies after the regular SISP benefits have begun but before receipt of all of the regular SISP benefits, the remaining payments are made to the participant’s designated beneficiary.

Rather than receiving their regular SISP I benefits in equal monthly installments over 15 years commencing at age 65, participants can elect a different form and time of commencement of their SISP I benefits. Participants can elect to defer commencement of the regular SISP I benefits. If this is elected, the participant retains the right to receive a monthly SISP death benefit if death occurs prior to the commencement of the regular SISP I benefit.

Participants also can elect to receive their SISP I benefits in one of three actuarially equivalent forms – a life annuity, 100% joint and survivor annuity, or a joint and two-thirds joint and survivor annuity, provided that the cost of providing these actuarial equivalent forms of benefits does not exceed the cost of providing the normal form of benefit. Neither the election to receive an actuarial equivalent benefit nor the administrator’s right to pay the regular SISP benefit in the form of an actuarially equivalent lump sum are available with respect to SISP II benefits.

To promote retention, the regular SISP benefits are subject to the following ten-year vesting schedule:

•	0% vesting for less than 3 years of participation

•	20% vesting for 3 years of participation

•	40% vesting for 4 years of participation, and

•	an additional 10% vesting for each additional year of participation up to 100% vesting for 10 years of participation.

In 2009, the plan was amended to impose an additional vesting requirement on benefit level increases for the regular SISP benefit granted on or after January 1, 2010. The requirement applies only to the increased benefit level. The increased benefit vests after the later of three additional years of participation in the SISP or the end of the regular vesting schedule described above. The additional three-year vesting

MDU Resources Group, Inc. Proxy Statement	39

Proxy Statement

requirement for benefit level increases is pro-rated for participants who are officers, attain age 65, and are required to retire, pursuant to the company’s bylaws, prior to the end of the additional vesting period as follows:

•	33% of the increase vests for participants required to retire at least one year but less than two years after the increase is granted, and

•	66% of the increase vests for participants required to retire at least two years but less than three years after the increase is granted.

The benefit level increases of participants who attain age 65 and are required to retire pursuant to the company’s bylaws will be further reduced to the extent the participants are not fully vested in their regular SISP benefit under the 10-year vesting schedule described above. The additional vesting period associated with a benefit level increase may be waived by the compensation committee.

SISP death benefits become fully vested if the participant dies while actively employed. Otherwise, the SISP death benefits are subject to the same vesting schedules as the regular SISP benefits.

Excess SISP Benefits

Excess SISP benefits are equal to the difference between (1) the monthly retirement benefits that would have been payable to the participant under the qualified pension plans absent the limitations under the Internal Revenue Code and (2) the actual benefits payable to the participant under the qualified pension plan. Participants are only eligible for the excess SISP benefits if (1) the participant is fully vested under the qualified pension plan, (2) the participant’s employment terminates prior to age 65, and (3) benefits under the qualified pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation. Effective January 1, 2005, participants who were not then vested in the excess SISP benefits were also required to remain actively employed by the company until age 60. In 2009, the plan was amended to limit eligibility of the excess SISP benefit to current SISP participants (1) who are already vested in the excess SISP benefit or (2) who will become vested in the excess SISP benefits if they remain employed with the company until age 60. The plan was further amended to freeze the excess SISP benefits to a maximum of the benefit level payable based on the participant’s years of service and compensation level as of December 31, 2009. With the exception of Mr. Harp, each of the named executive officers would be entitled to the excess SISP benefit if they were to terminate employment prior to age 65. Mr. Harp must remain employed until age 60 to become entitled to his excess SISP benefit.

Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65. If a participant who dies prior to age 65 elected a joint and survivor benefit, the survivor’s excess SISP benefit is paid until the date the participant would have attained age 65.

Mr. Harp’s Additional Retirement Benefit

To encourage Mr. Harp to remain with the company, on November 16, 2006, upon recommendation of our chief executive officer and the compensation committee, our board of directors approved an additional retirement benefit for Mr. Harp. The benefit provides for Mr. Harp to receive payments that represent the equivalent of an additional three years of service under our pension plan, the excess SISP, and the SISP. The additional three years of service recognize Mr. Harp’s previous employment with a subsidiary of the company. To calculate payments Mr. Harp could receive due to his additional retirement benefit, we applied the additional years of service to each of the retirement arrangements and assumed he remained employed until age 60, for purposes of calculating the additional benefit under the pension plan and excess SISP, and age 65, for purposes of calculating the additional benefit under the SISP II. Because Mr. Harp would be fully vested in the SISP II benefit if he retired at age 65, the additional years of service provided by the agreement would not increase his SISP II benefit. Consequently, the amount shown in the table does not include any additional benefit attributable to the SISP II. If Mr. Harp were to retire before achieving 10 years of service and becoming fully vested in his SISP II benefit, the additional years of service provided by the additional retirement benefit would increase his vesting percentage under the SISP II and therefore would result in an additional payment. For a description of the payments that could be provided under the additional retirement benefit if Mr. Harp’s employment were to be terminated on December 31, 2009, refer to the table and related notes in “Potential Payment upon Termination or Change of Control” below.

The SISP also provides that if a participant becomes totally disabled, the participant will continue to receive credit for up to two additional years under the SISP as long as the participant is totally disabled during such time. Since the named executive officers other than Mr. Harp are fully vested in their SISP benefits, this would not result in any incremental benefit for the named executive officers other than Mr. Harp. The present value of these two additional years of service for Mr. Harp is reflected in the table that appears in the section entitled “Potential Payments upon Termination or Change of Control.”

40	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Nonqualified Deferred Compensation for 2009

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Earnings in Aggregate Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Terry D. Hildestad	—	—	52,314	—	835,932
Vernon A. Raile	—	—	94,556	—	1,510,791
John G. Harp	—	—	—	—	—
William E. Schneider	—	—	83,840	—	1,339,689(1)
Steven L. Bietz	—	—	—	—	—

(1)	Includes $392,000, which was reported in the Summary Compensation Table for 2006 in column (g).

Participants in the executive incentive compensation plans may elect to defer up to 100% of their annual incentive awards. Deferred amounts accrue interest at a rate determined annually by the compensation committee. The interest rate in effect for 2009 was 6.48% or the “Moody’s Rate,” which was defined by reference to the U.S. Long-Term Corporate Bond Yield Average for “A” rated companies. Effective January 1, 2009, “Moody’s Rate” is the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies as of the last business day of each month for the 12-month period ending October 31, 2008, and dividing by 12. The deferred amount will be paid in accordance with the participant’s election, following termination of employment or beginning in the fifth year following the year the award was granted. The amounts will be paid in accordance with the participant’s election in a lump sum or in monthly installments not to exceed 120 months. In the event of a change of control, all amounts become immediately payable.

A change of control is defined as

•	an acquisition during a 12-month period of 30% or more of the total voting power of our stock

•	an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock

•

replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors or

•	acquisition of our assets having a gross fair market value at least equal to 40% of the total gross fair market value of all of our assets.

Potential Payments upon Termination or Change of Control

The following tables show the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios and upon a change of control. The information assumes the terminations and the change of control occurred on December 31, 2009. All of the payments and benefits described below would be provided by the company or its subsidiaries.

The tables exclude base salary, 2009 annual incentives, stock awards the named executive officers earned due to employment through December 31, 2009, and compensation and benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees, such as benefits under our qualified defined benefit pension plan, accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include the named executive officers’ benefits under our nonqualified deferred compensation plans that are reported in the Nonqualified Deferred Compensation for 2009 table. See the Pension Benefits for 2009 table and the Nonqualified Deferred Compensation for 2009 table, and accompanying narratives, for a description of the named executive officers’ accumulated benefits under our qualified defined benefit pension plans and our nonqualified deferred compensation plans.

We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a cap on the amount of base salary taken into account when calculating benefits. For officers, the limit on base salary is $200,000. For other salaried employees, the limit is $100,000. For all salaried employees, disability payments continue until age 65 if disability occurs at or before age 60 and for 5 years if disability occurs between the ages of 60 and 65. Disability benefits are reduced for amounts paid as retirement benefits. The amounts in the tables reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. The present value of the disability benefits was determined using a discount rate of 5.75%. As the tables reflect, with the exception of Mr. Harp, the reduction for amounts paid as retirement benefits would eliminate disability benefits assuming a termination of employment on December 31, 2009.

MDU Resources Group, Inc. Proxy Statement	41

Proxy Statement

Upon a change of control, share-based awards granted under our Long-Term Performance-Based Incentive Plan vest and non-share-based awards are paid in cash. All shares of restricted stock would vest in full upon a change of control. All performance share awards would vest at their target levels. For this purpose, the term change of control is defined as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding voting securities

•

a turnover in a majority of our board of directors without the approval of a majority of the members of the board who were members of the board as of the plan’s effective date or whose election was approved by such board members

•

consummation of a merger or consolidation or sale or other disposition of all or substantially all of the company’s assets, unless the company’s stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares and voting power of the resulting corporation after the merger or the corporation that acquires the company’s assets, as the case may be or

•	stockholder approval of the company’s liquidation or dissolution.

Shares of restricted stock and associated dividends are forfeited upon termination of employment. Performance shares are forfeited if termination of employment occurs during the first year of the performance period. If a termination of employment occurs for a reason other than cause, performance share awards granted prior to 2009 are prorated as follows:

•

if the termination of employment occurs during the second year of the performance period, the executive receives a prorated portion of any performance shares earned based on the number of months employed during the performance period and

•	if the termination of employment occurs during the third year of the performance period, the executive receives the full amount of any performance shares earned.

Beginning with performance share awards granted in 2009, these awards will be forfeited if the participant’s employment terminates for any reason before the participant has reached age 55 and completed 10 years of service. Performance shares and related dividend equivalents for those participants whose employment is terminated after the participant has reached age 55 and completed 10 years of service will be prorated as described above.

Accordingly, if a December 31, 2009 termination is assumed, the named executive officers’ 2009-2011 performance share awards would be forfeited, any amounts earned under the 2008-2010 performance share awards would be reduced by one-third, and any amounts earned under the 2007-2009 performance share awards would not be reduced. The number of performance shares earned depends on actual performance through the full performance period. As actual performance for the 2007-2009 performance share awards has been determined, the amounts for these awards in the event of a non-change of control termination were based on actual performance, which resulted in vesting of 100% of the target award. Amounts for the 2008-2010 performance share awards are also shown at target, based upon assumed target performance. No amounts are shown for the 2009-2011 performance share awards because such awards would be forfeited. Although vesting would only occur after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest. Dividend equivalents attributable to earned performance shares would also be paid. Dividend equivalents accrued through December 31, 2009 are included in the amounts shown.

The value of the vesting of shares of restricted stock and performance shares shown in the tables was determined by multiplying the number of shares of restricted stock or performance shares that would vest upon termination or a change of control by the closing price of our stock on December 31, 2009.

We also have change of control employment agreements with our named executive officers and other executives, which provide certain protections to the executives in the event there is a change of control of the company.

For these purposes, we define “change of control” as:

•	the acquisition by an individual, entity, or group of 20% or more of our voting securities

•

a turnover in a majority of our board of directors without the approval of a majority of the members of the board who were members of the board as of the agreement date or whose election was approved by such board members

•

consummation of a merger or consolidation, unless our stockholders immediately prior to the merger beneficially own more than 60% of the outstanding shares and voting power of the resulting corporation after the merger or

•	stockholder approval of our liquidation or dissolution.

42	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

If a change of control occurs, the agreements provide for a three-year employment period from the date of the change of control, during which the named executive officer is entitled to receive:

•	a base salary of not less than twelve times the highest monthly salary paid within the preceding twelve months

•	annual incentive opportunity of not less than the highest annual incentive paid in any of the three years before the change of control

•	participation in our incentive, savings, retirement, and welfare benefit plans

•	reasonable vehicle allowance, home office allowance, and subsidized annual physical examinations and

•	office and support staff, vacation, and expense reimbursement consistent with such benefits as they were provided before the change of control.

Assuming a change of control occurred on December 31, 2009, the guaranteed minimum level of base salary provided over the three-year employment period would not result in an increase in any of the named executive officers’ base salaries. The minimum annual incentive amounts Messrs. Hildestad, Raile, Harp, Schneider, and Bietz would be entitled to over the three-year employment period would be $1,500,000, $585,000, $720,000, $581,620, and $450,450, respectively. The agreements also provide that severance payments and benefits will be provided:

•	if we terminate the named executive officer’s employment during the employment period, other than for cause or disability, or

•	the named executive officer resigns for good reason.

“Cause” means the named executive officer’s willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or gross misconduct materially injurious to the company. “Good reason” includes:

•	a material diminution of the named executive officer’s authority, duties, or responsibilities

•	a material change in the named executive officer’s work location and

•	our material breach of the agreement.

In such event, the named executive officer would receive:

•	accrued but unpaid base salary and accrued but unused vacation

•

a lump sum payment equal to three times his (a) annual salary using the higher of the then current annual salary or twelve times the highest monthly salary paid within the twelve months before the change of control and (b) annual incentive using the highest annual incentive paid in any of the three years before the change of control or, if higher, the annual incentive for the most recently completed fiscal year

•	a pro-rated annual incentive for the year of termination

•

an amount equal to the actuarial equivalent of the additional benefit the named executive officer would receive under the SISP and any other supplemental or excess retirement plan if employment continued for an additional three years

•	outplacement benefits and

•

a payment equal to any federal excise tax on excess parachute payments if the total parachute payments exceed 110% of the safe harbor amount for that tax. If this 110% threshold is not exceeded, the named executive officer’s payments and benefits would be reduced to avoid the tax. The named executive officers are not reimbursed for any taxes imposed on this tax reimbursement payment.

This description of severance payments and benefits reflects the terms of the agreements as in effect on December 31, 2009.

The compensation committee may also consider providing severance benefits on a case-by-case basis for employment terminations not related to a change of control. The compensation committee adopted a checklist of factors in February 2005 to consider when determining whether any such severance benefits should be paid. The tables do not reflect any such severance benefits, as these benefits are made in the discretion of the committee on a case-by-case basis and it is not possible to estimate the severance benefits, if any, that would be paid.

MDU Resources Group, Inc. Proxy Statement	43

Proxy Statement

Terry D. Hildestad

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Not for Cause or Good Reason Termination Following Change of Control ($)	Change of Control (Without Termination) ($)
Compensation:
Base Salary						2,250,000
Short-term Incentive(1)						6,000,000
2007-2009 Performance Shares	836,653	836,653		836,653	836,653	836,653	836,653
2008-2010 Performance Shares	645,270	645,270		645,270	645,270	967,893	967,893
2009-2011 Performance Shares						1,326,741	1,326,741
Restricted Stock						87,603	87,603
Benefits and Perquisites:
Regular SISP(2)	3,944,219	3,944,219			3,944,219	3,944,219
Excess SISP(3)	842,838	842,838			842,838	842,838
SISP Death Benefits(4)				10,335,773
Disability Benefits
Outplacement Services						50,000
280G Tax(5)						1,940,878
Total	6,268,980	6,268,980		11,817,696	6,268,980	18,246,825	3,218,890

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2009, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2009 or (2) the highest annual incentive paid in 2007, 2008, and 2009.

(2)

Represents the present value of Mr. Hildestad’s vested regular SISP benefit as of December 31, 2009, which was $42,710 per month for 15 years, commencing at age 65. Present value was determined using a 5.75% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2009 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Hildestad’s change of control agreement would not increase the actuarial present value of his SISP amount.

(3)

Represents the present value of all excess SISP benefits Mr. Hildestad would be entitled to upon termination of employment under the SISP. Present value was determined using a 5.75% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2009 table. The three additional years of employment assumed for purposes of calculating the additional retirement plan payment under Mr. Hildestad’s change of control agreement would not increase the actuarial present value of his excess SISP benefits.

(4)

Represents the present value of 180 monthly payments of $85,420 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.75% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2009 table.

(5)	Determined applying the Internal Revenue Code section 4999 excise tax of 20% only if 110% threshold is exceeded.

44	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Vernon A. Raile

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Not for Cause or Good Reason Termination Following Change of Control ($)	Change of Control (Without Termination) ($)
Compensation:
Base Salary						1,350,000
Short-term Incentive(1)						2,340,000
2007-2009 Performance Shares	317,661	317,661		317,661	317,661	317,661	317,661
2008-2010 Performance Shares	221,231	221,231		221,231	221,231	331,834	331,834
2009-2011 Performance Shares						477,611	477,611
Restricted Stock						26,290	26,290
Benefits and Perquisites:
Regular SISP(2)	2,790,741	2,790,741			2,790,741	2,790,741
SISP Death Benefits(3)				5,529,675
Disability Benefits
Outplacement Services						50,000
280G Tax(4)						856,992
Total	3,329,633	3,329,633		6,068,567	3,329,633	8,541,129	1,153,396

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2009, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2009 or (2) the highest annual incentive paid in 2007, 2008, and 2009.

(2)

Represents the present value of Mr. Raile’s vested regular SISP benefit as of December 31, 2009, which was $22,850 per month for 15 years, commencing at age 65. Present value was determined using a 5.75% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2009 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Raile’s change of control agreement would not increase the actuarial present value of his SISP amount.

(3)

Represents the present value of 180 monthly payments of $45,700 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.75% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2009 table.

(4)	Determined applying the Internal Revenue Code section 4999 excise tax of 20% only if 110% threshold is exceeded.

MDU Resources Group, Inc. Proxy Statement	45

Proxy Statement

John G. Harp

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									1,350,000
Short-term Incentive(1)									2,880,000
2007-2009 Performance Shares	257,410		257,410			257,410	257,410		257,410		257,410
2008-2010 Performance Shares	221,231		221,231			221,231	221,231		331,834		331,834
2009-2011 Performance Shares									477,611		477,611
Restricted Stock
Benefits and Perquisites:
Incremental Pension(2)	107,307		107,307				107,307		107,307
Regular SISP	1,249,035	(3)	1,249,035	(3)			1,603,546	(4)	1,784,336	(5)
Excess SISP(6)									193,615
SISP Death Benefits(7)						5,529,675
Disability Benefits(8)							227,839
Outplacement Services									50,000
280G Tax(9)									1,068,156
Total	1,834,983		1,834,983			6,008,316	2,417,333		8,500,269		1,066,855
(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2009, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2009 or (2) the highest annual incentive paid in 2007, 2008, and 2009.

(2)

Represents the equivalent of three additional years of service that would be provided under the Harp additional retirement benefit described following the Pension Benefits for 2009 table. Present value was determined using a 5.75% discount rate.

(3)

Represents the present value of Mr. Harp’s vested regular SISP benefit as of December 31, 2009, which was $15,995 per month for 15 years, commencing at age 65. Present value was determined using a 5.75% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2009 table. Also includes the additional benefit attributable to three additional years of service that would be provided under the retirement benefit agreement described following the Pension Benefits for 2009 table.

(4)

Represents the present value of Mr. Harp’s vested SISP benefit described in footnote 3, adjusted to reflect the increase in the present value of his regular SISP benefit that would result from an additional two years of vesting under the SISP. Present value was determined using a 5.75% discount rate.

(5)

Represents the present value of Mr. Harp’s vested SISP benefit described in footnote 3, adjusted to reflect the increase in the present value of his regular SISP benefit that would result if he continued employment for an additional three years. Present value was determined using a 5.75% discount rate.

(6)

Represents the present value of all excess SISP benefits Mr. Harp would be entitled to, calculated with the assumption of three additional years of employment, as provided under Mr. Harp’s change of control agreement. Present value was determined using a 5.75% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2009 table.

(7)

Represents the present value of 180 monthly payments of $45,700 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.75% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2009 table.

(8)			Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 5.75% discount rate.

(9)			Determined applying the Internal Revenue Code section 4999 excise tax of 20% only if 110% threshold is exceeded.

46	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

William E. Schneider

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Not for Cause or Good Reason Termination Following Change of Control ($)	Change of Control (Without Termination) ($)
Compensation:
Base Salary						1,342,200
Short-term Incentive(1)						2,326,480
2007-2009 Performance Shares	382,260	382,260		382,260	382,260	382,260	382,260
2008-2010 Performance Shares	247,451	247,451		247,451	247,451	371,177	371,177
2009-2011 Performance Shares						474,852	474,852
Restricted Stock						70,092	70,092
Benefits and Perquisites:
Regular SISP(2)	2,359,818	2,359,818			2,359,818	2,359,818
Excess SISP(3)	126,868	126,868			126,868	126,868
SISP Death Benefits(4)				5,529,675
Disability Benefits
Outplacement Services						50,000
280G Tax(5)						808,830
Total	3,116,397	3,116,397		6,159,386	3,116,397	8,312,577	1,298,381

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2009, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2009 or (2) the highest annual incentive paid in 2007, 2008, and 2009.

(2)

Represents the present value of Mr. Schneider’s vested regular SISP benefit as of December 31, 2009, which was $22,850 per month for 15 years, commencing at age 65. Present value was determined using a 5.75% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2009 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Schneider’s change of control agreement would not increase the actuarial present value of his SISP amount.

(3)

Represents the present value of all excess SISP benefits Mr. Schneider would be entitled to upon termination of employment under the SISP. Present value was determined using a 5.75% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2009 table. The three additional years of employment assumed for purposes of calculating the additional retirement plan payment under Mr. Schneider’s change of control agreement would not increase the actuarial present value of his excess SISP benefits.

(4)

Represents the present value of 180 monthly payments of $45,700 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.75% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2009 table.

(5)	Determined applying the Internal Revenue Code section 4999 excise tax of 20% only if 110% threshold is exceeded.

MDU Resources Group, Inc. Proxy Statement	47

Proxy Statement

Steven L. Bietz

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									1,050,000
Short-term Incentive(1)									1,801,800
2007-2009 Performance Shares	261,784		261,784			261,784	261,784		261,784		261,784
2008-2010 Performance Shares	173,171		173,171			173,171	173,171		259,757		259,757
2009-2011 Performance Shares									371,470		371,470
Restricted Stock									13,169		13,169
Benefits and Perquisites:
Regular SISP(2)	899,505		899,505				899,505		899,505
Excess SISP	146,033	(3)	146,033	(3)			146,033	(3)	388,504	(4)
SISP Death Benefits(5)						3,898,602
Disability Benefits
Outplacement Services									50,000
280G Tax(6)									671,881
Total	1,480,493		1,480,493			4,333,557	1,480,493		5,767,870		906,180

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2009, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2009 or (2) the highest annual incentive paid in 2007, 2008, and 2009.

(2)

Represents the present value of Mr. Bietz’s vested regular SISP benefit as of December 31, 2009, which was $16,110 per month for 15 years, commencing at age 65. Present value was determined using a 5.75% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2009 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Bietz’s change of control agreement would not increase the actuarial present value of his SISP amount.

(3)

Represents the present value of all excess SISP benefits Mr. Bietz would be entitled to upon termination of employment under the SISP. Present value was determined using a 5.75% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2009 table.

(4)

Represents the present value of all excess SISP benefits Mr. Bietz would be entitled to, calculated with the assumption of three additional years of employment, as provided under Mr. Bietz’s change of control agreement. Present value was determined using a 5.75% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2009 table.

(5)

Represents the present value of 180 monthly payments of $32,220 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.75% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2009 table.

(6)	Determined applying the Internal Revenue Code section 4999 excise tax of 20% only if 110% threshold is exceeded.

48	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Director Compensation for 2009

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)(1)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(2)		Total ($) (h)
Thomas Everist	57,083		69,445	—	(3)	—	—	174		126,702
Karen B. Fagg	55,250	(4)	69,445	—		—	—	174		124,869
A. Bart Holaday	50,583		69,445	—		—	—	174		120,202
Dennis W. Johnson	59,083		69,445	—		—	—	174		128,702
Thomas C. Knudson	52,083		69,445	—		—	—	174		121,702
Richard H. Lewis	55,083		69,445	—		—	—	174		124,702
Patricia L. Moss	52,083	(5)	69,445	—		—	—	174		121,702
John L. Olson	40,083	(6)	69,445	—	(7)	—	—	563,060	(9)	672,588
Harry J. Pearce	130,000		69,445	—	(8)	—	—	174		199,619
Sister Thomas Welder	50,583		69,445	—		—	—	174		120,202
John K. Wilson	53,583	(10)	69,445	—		—	—	174		123,202

(1)	Valued based on $17.147, the purchase price of the stock on the date of grant, May 18, 2009, which is the grant date fair value.
(2)	Group life insurance premiums, except for Mr. Olson.
(3)	Mr. Everist had 18,562 stock options outstanding as of December 31, 2009.
(4)	Includes $17,984 that Ms. Fagg received in our common stock in lieu of cash.
(5)	Includes $52,064 that Ms. Moss received in our common stock in lieu of cash.
(6)	Mr. Olson retired on August 13, 2009.
(7)	Mr. Olson had 18,562 stock options outstanding as of December 31, 2009.
(8)	Mr. Pearce had 13,500 stock options outstanding as of December 31, 2009.
(9)	Comprised of a group life insurance premium of $116 and the value of Mr. Olson’s deferred compensation at December 31, 2009, which is payable over five years in monthly installments.
(10)	Includes $44,578 that Mr. Wilson received in our common stock in lieu of cash.

Effective June 1, 2009, the board approved changes to the MDU Resources Group, Inc. Directors’ Compensation Policy, and the following table shows the cash and stock retainers payable to our non-employee directors.

	Effective June 1, 2009		Prior to June 1, 2009
Base Retainer	$55,000		$30,000
Additional Retainers:
Non-Executive Chairman	75,000	(2)	100,000	(1)(2)
Lead Director, if any	33,000		33,000
Audit Committee Chairman	10,000		10,000
Compensation Committee Chairman	5,000		5,000
Nominating and Governance Committee Chairman	5,000		5,000
Meeting Fees:
Board Meeting	—		1,500
Committee Meeting	—		1,500
Annual Stock Retainer	4,050 shares		4,050 shares

(1)	$50,000 of this amount was paid in company common stock prior to January 1, 2009.
(2)	The Non-Executive Chairman does not receive board or committee meeting fees.

In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of each director’s beneficiaries during the time each director serves on the board. The annual cost per director is $174.

Directors may defer all or any portion of the annual cash retainer, meeting fees, if any, and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

Directors are reimbursed for all reasonable travel expenses including spousal expenses in connection with attendance at meetings of the board and its committees. All amounts together with any other perquisites were below the disclosure threshold for 2009.

MDU Resources Group, Inc. Proxy Statement	49

Proxy Statement

Our post-retirement income plan for directors was terminated in May 2001 for current and future directors. The net present value of each director’s benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the director’s retirement from the board.

The board adopted stock ownership guidelines for directors in November 2005. Each director is expected to own our common stock equal in value to five times the director’s base retainer. A director, with good cause and with the knowledge of the board, may donate or assign all of the director’s company common stock to a charitable, religious, or non-profit organization in lieu of ownership. Shares acquired through purchases on the open market and participation in our director stock plans will be considered in ownership calculations as will ownership of our common stock by a spouse. A director is allowed five years commencing January 1 of the year following the year of that director’s initial election to the board to meet the guideline requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. For stock ownership, please see “Security Ownership.”

In our Director Compensation Policy, we prohibit our directors from hedging their ownership of company common stock. Directors may not enter into transactions that allow the director to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Narrative Disclosure of our Compensation Policies and Practices
as They Relate to Risk Management
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.

50	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS
At the first annual meeting of the board after the annual meeting of stockholders, our board of directors elects our executive officers, who serve until their successors are chosen and qualify. A majority of our board of directors may remove any executive officer at any time. Information concerning our executive officers, including their ages, present corporate positions, and business experience, is as follows:

Name	Age	Present Corporate Position and Business Experience
Terry D. Hildestad	60	President and Chief Executive Officer. For information about Mr. Hildestad, see “Election of Directors.”

Steven L. Bietz	51

Mr. Bietz was elected president and chief executive officer of WBI Holdings, Inc. effective March 4, 2006; president effective January 2, 2006; executive vice president and chief operating officer effective September 1, 2002; vice president-administration and chief accounting officer effective November 3, 1999; vice president-administration effective February 1997; and controller effective January 1994.

William R. Connors	48

Mr. Connors was elected vice president–renewable resources of MDU Resources Group, Inc., effective September 1, 2008. Prior to that, he was vice president-business development of Cascade Natural Gas Corporation effective November 2007; vice president-origination, contracts & regulatory of Centennial Energy Resources, LLC, effective January 2007; vice president-origination, contracts & regulatory of Centennial Power, Inc., effective July 2005; and, was first employed as vice president-contracts & regulatory of Centennial Power, Inc., effective July 2004. Prior to that Mr. Connors was of counsel to Miller Nash, LLP, a law firm in Seattle, Washington.

Mark A. Del Vecchio	50

Mr. Del Vecchio was elected vice president–human resources on October 1, 2007. From November 3, 2003 to October 1, 2007, Mr. Del Vecchio was director of executive programs and compensation. From April 1996 to October 31, 2003, Mr. Del Vecchio was vice president and member of The Carter Group, LLC, an executive search and management consulting company.

David L. Goodin	48

Mr. Goodin was elected president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., and Cascade Natural Gas Corporation effective June 6, 2008, and president and chief executive officer of Intermountain Gas Company effective October 1, 2008. Prior to that, he was president of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective March 1, 2008; president of Cascade Natural Gas Corporation effective July 2, 2007; executive vice president-operations and acquisitions of Montana-Dakota Utilities Co. effective January 2007; vice president-operations effective January 2000; electric systems manager effective April 1999; electric systems supervisor effective August 1993; division electric superintendent effective February 1989; and division electrical engineer effective May 1983.

John G. Harp	57

Mr. Harp was elected president and chief executive officer of Utility Services Inc., which is now MDU Construction Services Group, Inc., effective September 29, 2004. From May 2004 to September 29, 2004, Mr. Harp was vice president of Ledcor Technical Services Inc., a provider of fiber optic cable maintenance services. From April 2001 to May 2004, he was president of JODE CORP., a broadband maintenance company. Mr. Harp sold JODE CORP. to Ledcor Construction in May 2004. Prior to that, he was president of Harp Line Constructors Co. and Harp Engineering, Inc. from July 1998, when they were bought by Utility Services Inc., to April 2001.

Nicole A. Kivisto	36

Ms. Kivisto was elected vice president, controller and chief accounting officer effective February 17, 2010. Prior to that she was controller effective December 1, 2005; a financial analyst IV in the Corporate Planning Department effective May 2003; a financial and investor relations analyst in the Investor Relations Department effective May 2000; and a financial analyst in the Corporate Accounting Department effective July 1995.

Douglass A. Mahowald	60

Mr. Mahowald was elected treasurer and assistant secretary effective February 17, 2010. Prior to that he was the assistant treasurer and assistant secretary effective August 1992; treasury services manager effective November 1982; and budget statistician effective February 1982.

Cynthia J. Norland	55

Ms. Norland was elected vice president–administration effective July 16, 2007. Prior to that she was the assistant vice president–administration effective January 17, 2007; associate general counsel in the Legal Department effective March 6, 2004; and senior attorney in the Legal Department effective June 1, 1995.

Vernon A. Raile	65

Mr. Raile retired on February 16, 2010. He served as executive vice president, treasurer and chief financial officer effective March 1, 2006; executive vice president and chief financial officer effective January 3, 2006; and senior vice president, controller and chief accounting officer effective November 2002. He served as controller until May 2003. He was vice president, controller and chief accounting officer from August 1992 until November 2002.

MDU Resources Group, Inc. Proxy Statement	51

Proxy Statement

Paul K. Sandness	55

Mr. Sandness was elected general counsel and secretary of the company, its divisions and major subsidiaries effective April 6, 2004. He also was elected a director of the company’s principal subsidiaries and was appointed to the Managing Committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. Prior to that he served as a senior attorney effective 1987 and as an assistant secretary of several subsidiary companies.

William E. Schneider	61

Mr. Schneider was elected president and chief executive officer of Knife River Corporation effective May 1, 2005; and senior vice president-construction materials effective from September 15, 1999 to April 30, 2005.

Doran N. Schwartz	40

Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010. Prior to that, he was vice president and chief accounting officer effective March 1, 2006; and assistant vice president-special projects effective September 6, 2005. He was director of membership rewards for American Express, a financial services company, from November 2004 to August 1, 2005; audit manager for Deloitte & Touche, an audit and professional services company, from June 2002 to November 2004; and audit manager/senior for Arthur Andersen, an audit and professional services company, from December 1997 to June 2002.

John P. Stumpf	50

Mr. Stumpf was elected vice president–strategic planning effective December 1, 2006. Mr. Stumpf was vice president–corporate development for Knife River Corporation from July 1, 2002 to November 30, 2006 and director of corporate development of Knife River Corporation from January 14, 2002 to June 30, 2002. Prior to that, he was special projects manager for Knife River Corporation from May 1, 2000 to January 13, 2002.

SECURITY OWNERSHIP
The table below sets forth the number of shares of our capital stock that each director and each nominee for director, each named executive officer and all directors and executive officers as a group owned beneficially as of December 31, 2009.

			Common Shares Beneficially Owned Include:
Name	Common Shares Beneficially Owned(1)		Shares Individuals Have Rights to Acquire Within 60 Days(2)	Shares Held By Family Members(3)	Percent of Class	Deferred Director Fees Held as Phantom Stock(4)
Steven L. Bietz	58,516	(5)			*
Thomas Everist	1,870,623	(6)	18,562		1.0	26,642
Karen B. Fagg	19,381				*
John G. Harp	77,356	(5)			*
Terry D. Hildestad	184,043	(5)			*
A. Bart Holaday	14,050				*
Dennis W. Johnson	67,506	(7)		4,560	*
Thomas C. Knudson	9,500				*
Richard H. Lewis	16,200				*	10,152
Patricia L. Moss	42,276				*
Harry J. Pearce	158,850		13,500		*	43,806
Vernon A. Raile	56,426	(5)			*
William E. Schneider	102,898	(5)			*
Sister Thomas Welder	46,942	(8)			*	20,271
John K. Wilson	67,578				*
All directors and executive officers as a group (23 in number)	2,929,144		42,512	14,146	1.6	100,871
* Less than one percent of the class.
(1)			“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security.
(2)

Indicates shares of our stock that executive officers and directors have the right to acquire within 60 days pursuant to stock options. These shares are included in the “Common Shares Beneficially Owned” column.

(3)			These shares are included in the “Common Shares Beneficially Owned” column.
(4)

These shares are not included in the “Common Shares Beneficially Owned” column. Directors may defer all or a portion of their cash compensation pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

(5)			Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
(6)			Includes 1,820,000 shares of common stock acquired through the sale of Connolly-Pacific to us.
(7)			Mr. Johnson disclaims all beneficial ownership of the 4,560 shares owned by his wife.
(8)

The total includes shares held by the Annunciation Monastery, of which community Sister Welder is a member, and by the University of Mary, of which Sister Welder is the president emerita. The monastery owns 33,260 shares. Sister Welder disclaims all beneficial ownership of the shares owned by the monastery and the university.

52	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The table below sets forth information with respect to any person we know to be the beneficial owner of more than five percent of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	New York Life Trust Company 51 Madison Avenue New York, NY 10010	10,494,741	(1)	5.59%

Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,863,566	(2)	5.79%

(1)

In a Schedule 13G/A, Amendment No. 10, filed on February 12, 2010, New York Life Trust Company indicates that it holds these shares as directed trustee of our 401(k) plan and has sole voting and dispositive power with respect to all shares.

(2)

In a Schedule 13G, filed on January 29, 2010, BlackRock, Inc. reports that it completed its acquisition of Barclays Global Investors on December 1, 2009 and amends the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates with respect to our common stock. BlackRock, Inc. reports sole voting and dispositive power with respect to all shares as the parent holding company or control person of BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Ltd, BlackRock International Ltd and BlackRock Investment Management UK Ltd.

RELATED PERSON TRANSACTION DISCLOSURE
The board of directors has adopted a policy for the review of related person transactions. This policy is contained in our corporate governance guidelines, which are posted on our website at www.mdu.com.

The audit committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our stockholders and the company. Financial transactions, arrangements, relationships, or any series of similar transactions, arrangements, or relationships in which a related person had or will have a material interest and that exceed $120,000 are subject to the committee’s review.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Immediate family members are spouses, parents, stepparents, mothers-in-law, fathers-in-law, siblings, brothers-in-law, sisters-in-law, children, stepchildren, daughters-in-law, sons-in-law, and any person, other than a tenant or domestic employee, who shares in the household of a director, director nominee, executive officer, or holder of 5% or more of our voting stock.

After its review, the committee makes a determination or a recommendation to the board and officers of the company with respect to the related person transaction. Upon receipt of the committee’s recommendation, the board of directors or officers, as the case may be, takes such action as they deem appropriate in light of their responsibilities under applicable laws and regulations.

The audit committee and the board of directors reviewed two leases between an indirect subsidiary of the company and a Montana partnership, Mojo, owned by John G. Harp, President and Chief Executive Officer of MDU Construction Services Group, Inc., and his brother, Michael D. Harp. The properties described in these two leases are located in Kalispell and Billings, Montana and have been leased since 1998. In November 2007, the audit committee determined that renewing these leases was in the company’s best interests after it reviewed 2004 third party appraisals for the properties and a 2007 appraisal of the Kalispell property and considered the consumer price index and our operating companies’ knowledge of local property markets. The audit committee recommended and the board approved three-year leases for these properties that provide for our indirect subsidiary to pay a combined monthly rent of $10,100 to Mojo, a Montana partnership.

CORPORATE GOVERNANCE

Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines, which are available for review on our corporate website at http://www.mdu.com/Documents/Governance/2010_02_GovGuidelines.pdf. The board of directors has determined that Thomas Everist, Karen B. Fagg, A. Bart Holaday, Dennis W. Johnson, Thomas C. Knudson, Richard H. Lewis, Patricia L. Moss, John L. Olson (until he retired August 13, 2009), Harry J. Pearce, Sister Thomas Welder, and John K. Wilson:

•	have no material relationship with us and

•	are independent in accordance with our director independence guidelines and the New York Stock Exchange listing standards.

MDU Resources Group, Inc. Proxy Statement	53

Proxy Statement

In determining director independence for 2009, the board of directors considered the following transactions or relationships:

•	Mr. Everist’s ownership at that time of approximately 1.8 million shares of our common stock

•

charitable contributions to the City of Dickinson in the amount of $20,000 – Mr. Johnson was president of the City of Dickinson board of commissioners; payment to the company for utility line relocation done by our division, Montana-Dakota Utilities Co., in the regular course of business at the request of TMI Systems Design Corporation in the amount of $71,530 – Mr. Johnson was Chairman and Chief Executive Officer of TMI Systems Design Corporation

•	charitable contributions to Colorado UpLift in the amount of $25,000 – Mr. Lewis was a director and member of Colorado UpLift’s executive committee

•

charitable contributions to St. Alexius Medical Center in the amount of $6,000 – Sister Welder was a director of St. Alexius; payment of our employees’ tuition and education-related expenses and charitable contributions in the amount of $62,500 to the University of Mary – Sister Welder was the president of the University of Mary in 2008; and charitable contributions to Missouri Slope Areawide United Way in the amount of $20,500 – Sister Welder was a director of the Missouri Slope Areawide United Way and

•	public utility services provided by our utility operations to entities with which directors are affiliated at rates fixed by the regulatory bodies having jurisdiction.

Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2009, no directors submitted resignations under this requirement.

Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide, which applies to all employees, directors, and officers.

We intend to satisfy our disclosure obligations regarding:

•

amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b) and

•	waivers of the code of conduct for our directors or executive officers, as required by New York Stock Exchange listing standards by posting such information on our website at http://www.mdu.com/Documents/Governance/IntegrityGuide.pdf.

Board Leadership Structure and Board’s Role in Risk Oversight
The board separated the positions of chairman of the board and chief executive officer in 2006 and elected Harry J. Pearce, a non-employee independent director, as our chairman, and Terry D. Hildestad as our president and chief executive officer. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board’s oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition and weather conditions. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board believes that establishing the right “tone at the top” and that full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chairman meets regularly with our president and chief executive officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other

54	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

matters. Each quarter, the board of directors receives presentations from senior management on strategic matters involving our operations. The board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While the board is ultimately responsible for risk oversight at our company, our three board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the audit committee. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board Meetings and Committees
During 2009, the board of directors held five meetings. Each incumbent director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2009. Director attendance at our annual meeting of stockholders is left to the discretion of each director. Four directors attended our 2009 annual meeting of stockholders.

Harry J. Pearce was elected non-employee chairman of the board on August 17, 2006. Mr. Pearce served as lead director from February 15, 2001 to August 17, 2006. He presides at the executive session of the non-employee directors held in connection with each regularly scheduled quarterly board of directors meeting. The non-employee directors also meet in executive session with the chief executive officer at each regularly scheduled quarterly board of directors meeting. All of our non-employee directors are independent directors.

The board has a standing audit committee, compensation committee, and nominating and governance committee. These committees are composed entirely of independent directors.

The audit, compensation, and nominating and governance committees have charters, which are available for review on our website at http://www.mdu.com/Governance/Pages/BoardChartersandCommittees.aspx. Our corporate governance guidelines are available at http://www.mdu.com/Documents/Governance/2010_02_GovGuidelines.pdf, and our Leading With Integrity Guide is also on our website at http://www.mdu.com/Documents/Governance/IntegrityGuide.pdf.

Nominating and Governance Committee
The nominating and governance committee met three times during 2009. The committee members were John L. Olson, chairman, Karen B. Fagg, Richard H. Lewis, and Sister Thomas Welder. John L. Olson served as chairman of the committee until he retired from the board on August 13, 2009, and Karen B. Fagg became chairman. A. Bart Holaday joined the committee effective February 11, 2010.

The nominating and governance committee provides recommendations to the board with respect to:

•	board organization, membership, and function

•	committee structure and membership

•	succession planning for our executive management and directors and

•	corporate governance guidelines applicable to us.

The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.

The committee identifies individuals qualified to become directors and recommends to the board the nominees for director for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.

In identifying nominees for director, the committee consults with board members, our management, consultants, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.

MDU Resources Group, Inc. Proxy Statement	55

Proxy Statement

Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend. In November 2008, we amended our policy to include additional information stockholders must provide regarding their recommended candidates. Stockholders may submit director candidate recommendations to the nominating and governance committee chairman in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. Please include the following information:

•	the candidate’s name, age, business address, residence address, and telephone number

•	the candidate’s principal occupation

•	the class and number of shares of our stock owned by the candidate

•	a description of the candidate’s qualifications to be a director

•	whether the candidate would be an independent director and

•	any other information you believe is relevant with respect to the recommendation.

These guidelines provide information to stockholders who wish to recommend candidates for director for consideration by the nominating and governance committee. Stockholders who wish to actually nominate persons for election to our board at an annual meeting of stockholders must follow the procedures set forth in section 2.08 of our bylaws. You may obtain a copy of the bylaws by writing to the secretary of MDU Resources Group, Inc. at the address above. Our bylaws are also available on our website at http://www.mdu.com/Documents/Governance/MDU%20ResourcesBylaws.pdf. See also the section entitled “2011 Annual Meeting of Stockholders” later in the proxy statement.

There are no differences in the manner by which the committee evaluates director candidates recommended by stockholders and those recommended by other sources.

In evaluating director candidates, the committee considers an individual’s:

•	background, character, and experience

•	skills and experience which complement the skills and experience of current board members

•	success in the individual’s chosen field of endeavor

•	skill in the areas of accounting and financial management, banking, general management, human resources, marketing, operations, public affairs, law, and operations abroad

•	background in publicly traded companies

•	geographic area of residence

•	independence, including affiliations or relationships with other groups, organizations, or entities and

•

prior and future compliance with applicable law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and our other policies and guidelines.

On February 11, 2010, the board, upon recommendation of the nominating and governance committee, amended our corporate governance guidelines to include diversity as a consideration in identifying nominees for director. When identifying nominees to serve as director, the nominating and governance committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the board. The nominating and governance committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. The composition of the current board reflects diversity in business and professional experience, skills, and gender.

The committee generally will hire an outside firm to perform a background check on potential nominees.

Audit Committee
The audit committee is a separately-designated standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934.

The audit committee met seven times during 2009. The audit committee members are Dennis W. Johnson, chairman, A. Bart Holaday, Richard H. Lewis, and John K. Wilson. John L. Olson served on the committee until he retired from the board on August 13, 2009. The

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board of directors has determined that Messrs. Johnson, Holaday, Lewis, Olson (until he retired), and Wilson are “audit committee financial experts” as defined by Securities and Exchange Commission regulations and Messrs. Johnson, Holaday, Lewis, Olson (until he retired), and Wilson meet the independence standard for audit committee members under our director independence guidelines and the New York Stock Exchange listing standards, including the Securities and Exchange Commission’s audit committee member independence requirements.

The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee:

•	assists the board’s oversight of

	o	the integrity of our financial statements and system of internal controls

	o	our compliance with legal and regulatory requirements

	o	the independent auditors’ qualifications and independence

	o	the performance of our internal audit function and independent auditors and

	o	risk management in the audit committee’s areas of responsibility and

•	prepares the report that Securities and Exchange Commission rules require we include in our annual proxy statement.

Audit Committee Report

In connection with our financial statements for the year ended December 31, 2009, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Dennis W. Johnson, Chairman
A. Bart Holaday
Richard H. Lewis
John K. Wilson

Compensation Committee
The compensation committee met four times during 2009. The compensation committee members are Thomas Everist, chairman, Karen B. Fagg, Thomas C. Knudson, and Patricia L. Moss.

The compensation committee’s responsibilities, as set forth in its charter, include:

•	review and recommend changes to the board regarding our executive compensation policies for directors and executives

•	evaluate the chief executive officer’s performance and, either as a committee or together with other independent directors as directed by the board, determine his or her compensation

•	recommend to the board the compensation of our other Section 16 officers and directors

•	establish goals, make awards, review performance and determine, or recommend to the board, awards earned under our annual and long-term incentive compensation plans

•

review and discuss with management the compensation discussion and analysis and based upon such review and discussion, determine whether to recommend to the board that the compensation discussion and analysis be included in our proxy statement and/or our Annual Report on Form 10-K

•	arrange for the preparation of and approve the compensation committee report to be included in our proxy statement and/or Annual Report on Form 10-K and

•	assist the board in overseeing the management of risk in the committee’s areas of responsibility.

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The compensation committee and the board of directors have sole and direct responsibility for determining compensation for our Section 16 officers and directors. The compensation committee makes recommendations to the board regarding compensation of all Section 16 officers, and the board then approves the recommendations. The compensation committee and the board may not delegate their authority. They may, however, use recommendations from outside consultants, the chief executive officer, and the human resources department. The chief executive officer, the chief financial officer, the vice president-human resources, and general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed.

We discuss our processes and procedures for consideration and determination of compensation of our Section 16 officers in the Compensation Discussion and Analysis. We also discuss in the Compensation Discussion and Analysis the role of our executive officers and compensation consultants in determining or recommending compensation for our Section 16 officers.

The compensation committee has sole authority to retain, discharge, and approve fees and other terms and conditions for retention of compensation consultants to assist in consideration of the compensation of the chief executive officer, the other Section 16 officers, and the board of directors. The compensation committee charter requires the committee’s pre-approval of the engagement of the committee’s compensation consultants by the company for any other purpose.

In February 2009, the compensation committee approved the retention of Towers Perrin as its compensation consultant for 2009 to perform duties to be identified in an engagement letter. In an engagement letter dated March 3, 2009 and signed by the chairman of the compensation committee, the compensation committee requested Towers Perrin to provide an executive compensation review similar to those prepared in prior years.

The review was to:

•	match company positions to survey data

•	develop 2010 competitive estimates on base salaries and targeted short-term and long-term incentives

•	compare company base salaries and targeted short-term and long-term incentives, by position, to market estimates

•	construct a recommended 2010 salary grade structure, salary grade changes, and changes in base salaries and incentive targets based on competitive data and

•	address general trends in executive compensation, such as overall salary movement and the recession’s impact on executive compensation.

In May 2009, upon recommendation of the chairman, the committee decided not to continue the consultant’s engagement for 2009 due to budget concerns and the company’s ability to access data through other sources.

The compensation committee did authorize the company to participate in compensation and employee benefits surveys sponsored by Towers Perrin.

The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. In February 2009, the compensation committee decided that the compensation review for the board of directors would be undertaken internally by the company, rather than by an outside consultant. At its May 2009 meeting, the committee reviewed the analysis of competitive data and recent trends in director compensation prepared by the company. The company’s analysis was based on proxy data from our performance graph peer group companies compiled by Equilar and on data from the National Association of Corporate Directors 2008/2009 Director Compensation Report. The committee compared this data to our directors’ compensation and each of its components. After review and discussion of the market data, which indicated that aggregate director compensation was at the median of the National Association of Corporate Directors 2008/2009 Director Compensation Report companies and above the median – 65th percentile – of the peer group companies, the compensation committee recommended, and the board approved, that the annual retainer be increased by $25,000 to $55,000 and that the monthly fees be eliminated, effective June 1, 2009.

Stockholder Communications
Stockholders and other interested parties who wish to contact the board of directors or an individual director, including our non-employee chairman or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of our common stock file reports of their trading in our equity securities with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4, and 5 and any amendments to these forms furnished to us during and with respect to 2009 or written representations that no Forms 5 were required, we believe that all such reports were timely filed.

OTHER BUSINESS
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. In addition, other than as described under Item 6 above and in the following sentences, we have not been informed that any other matter will be presented to the meeting by others. One stockholder proposal was submitted for inclusion in the proxy statement, which we have omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission’s proxy rules. If this stockholder complies with our advance notice bylaw provisions and properly presents the proposal at the annual meeting, it is the intention of the persons named in the proxy to vote against this proposal. If any other matter requiring a vote of the stockholders should arise, the persons named in the enclosed proxy will vote in accordance with their best judgment.

SHARED ADDRESS STOCKHOLDERS
In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one annual report to stockholders and one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate annual report to stockholders and proxy statement in the future, he or she may contact the office of the treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our annual report to stockholders and proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to stockholders and proxy statement to a stockholder at a shared address to which a single copy of the document was delivered.

2011 ANNUAL MEETING OF STOCKHOLDERS
Director Nominations: Our bylaws provide that director nominations may be made only by (i) the board at any meeting of stockholders or (ii) at an annual meeting by a stockholder entitled to vote for the election of directors and who has complied with the procedures established by the bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination must have given timely and proper notice of the nomination in writing to the corporate secretary in accordance with and containing all information and the completed questionnaire provided for in the bylaws. To be timely, such notice must be delivered to or mailed to the corporate secretary and received at our principal executive offices not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting of stockholders expected to be held April 26, 2011, any stockholder who wishes to submit a nomination must submit the required notice to the corporate secretary on or before January 27, 2011.

Other Meeting Business: Our bylaws also provide that no business may be brought before an annual meeting except (i) as specified in the meeting notice given by or at the direction of the board, (ii) as otherwise properly brought before the meeting by or at the direction of the board or (iii) properly brought before the meeting by a stockholder entitled to vote who has complied with the procedures established by the bylaws. For business to be properly brought before an annual meeting by a stockholder (other than nomination of a person for election as a director which is described above) the stockholder must have given timely and proper notice of such business in writing to the corporate secretary, in accordance with, and containing all information provided for in the bylaws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, such notice must be delivered or mailed to the corporate secretary and received at our principal offices not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting expected to be held April 26, 2011, any stockholder who wishes to bring business before the meeting (other than nomination of a person for election as a director which is described above) must submit the required notice to the corporate secretary on or before January 27, 2011.

Discretionary Voting: Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual stockholders’ meeting if we do not have notice of the matter at least 45 days before the anniversary date on which we first mailed our proxy materials for the prior year’s annual stockholders’ meeting or the date specified by an advance notice provision in our bylaws. Our bylaws contain an advance notice provision that we have described above. For our annual meeting of stockholders expected to be held on April 26, 2011, stockholders must submit such written notice to the corporate secretary on or before January 27, 2011.

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Stockholder Proposals: The requirements we describe above are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement under Rule 14a-8 of the Exchange Act. For purposes of our annual meeting of stockholders expected to be held on April 26, 2011, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must submit such proposal to the corporate secretary on or before November 12, 2010.

Bylaw Copies: You may obtain a copy of the full text of the bylaw provisions discussed above by writing to the corporate secretary. Our bylaws are also available on our website at: http://www.mdu.com/Documents/Governance/MDU%20ResourcesBylaws.pdf.

We will make available to our stockholders to whom we furnish this proxy statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2009, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Paul K. Sandness
Secretary
March 12, 2010

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EXHIBIT A

MDU Resources Group, Inc.’s Proposed Amendments to Its Restated Certificate of Incorporation

RESOLVED, that the Board of Directors of MDU Resources Group, Inc. (the “Corporation”) hereby declares it advisable:

(A)     That the provisions requiring a supermajority vote by stockholders set forth in Articles TWELFTH and FIFTEENTH of the Restated Certificate of Incorporation of the Corporation be repealed, and that certain technical amendments to the provisions of Articles THIRTEENTH and FOURTEENTH of the Restated Certificate of Incorporation of the Corporation be adopted in connection with the repeal of such supermajority vote provisions and the declassification of the Board of Directors of the Corporation effected in 2007, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

(B)     That, in order to effect the foregoing, the Restated Certificate of Incorporation of the Corporation, as heretofore amended, be further amended by amending Articles TWELFTH, THIRTEENTH, FOURTEENTH and FIFTEENTH as follows:

TWELFTH. [RESERVED]

~~Part I. For the purposes of this Article TWELFTH, the following terms shall have the meaning hereinafter set forth:~~

~~(a)       “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1985.~~

~~(b)       A person shall be a “Beneficial Owner” of any Voting Stock:~~

~~(i)        which such person or any of its Affiliates or Associates (as herein defined) beneficially owns, directly or indirectly; or~~

~~(ii)        which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(iii)       which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~(c)       “Business Combination” shall mean any of the following:~~

~~(i)        any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or~~

~~(ii)        any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more but shall not include transactions between the Corporation and its Subsidiaries; or~~

~~(iii)       the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or,~~

~~(iv)       the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

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~~(v)       any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, statutory share exchange, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.~~

~~(d)       “Continuing Director” shall mean any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with, and not a nominee of, the Interested Stockholder (as such term is used in the context of a Business Combination) and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and is designated to succeed a Continuing Director by two-thirds of Continuing Directors then on the Board.~~

~~(e)       “Fair Market Value” means:~~

~~(i)        in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if NASDAQ is not then in use, any other system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by two-thirds of the Continuing Directors in good faith; and~~

~~(ii)        in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.~~

~~(f)        “Institutional Voting Stock” shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks and/or similar financial institutions or institutional investors.~~

~~(g)       “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:~~

~~(i)        is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the then outstanding Voting Stock; or~~

~~(ii)        is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question, became the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or~~

~~(iii)       is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~For the purpose of determining whether a person is an Interested Stockholder pursuant to this paragraph (g), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (b) of this Part I but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~(h)       In the event of any Business Combination in which the Corporation survives the phrase “consideration other than cash to be received” as used in Sections (a) and (b) of Part II of this Article TWELFTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~(i)        A “person” shall mean any individual, firm, partnership, trust, corporation or other entity.~~

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~~(j)        “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (g) of this Part I, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~(k)        “Voting Stock” shall mean each share of stock of the Corporation generally entitled to vote in elections of directors.~~

~~The Continuing Directors of the Corporation shall have the power and duty to determine, for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article TWELFTH, including (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether a class of Voting Stock is Institutional Voting Stock. Any such determination made in good faith shall be binding and conclusive on all parties.~~

~~PART II.~~

~~Except as otherwise expressly provided in Part III of this Article TWELFTH and in addition to any other provision of law and as may otherwise be set forth in the Certificate of Incorporation, the consummation of any Business Combination shall require that all of the following conditions shall have been met:~~

~~(a)       The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:~~

~~(i)        (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (B) in the transaction in which it became an Interested Stockholder, whichever is highest;~~

~~(ii)        the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article TWELFTH as the “Determination Date”), whichever is higher; and~~

~~(iii)       (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.~~

~~(b)       The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock (and other than Institutional Voting Stock), shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):~~

~~(i)        (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;~~

~~(ii)        (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;~~

~~(iii)       the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and~~

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~~(iv)       (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph (b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.~~

~~(c)       The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.~~

~~(d)       After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:~~

~~(i)        except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock;~~

~~(ii)        there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and~~

~~(iii)       such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.~~

~~(e)       After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~(f)        A proxy or information statement describing the proposed Business Combination and containing the information specified for proxy or information statements under the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).~~

~~PART III.~~

~~Unless the Business Combination shall have been approved by two-thirds of the Continuing Directors, (a) the provisions of Part II of this Article TWELFTH shall be applicable to each particular Business Combination, and (b) any such Business Combination shall be approved by the affirmative vote of at least four-fifths of the voting power of all shares of Voting Stock (considered for purposes of this Article TWELFTH as one class, it being understood that for purposes of this Article TWELFTH, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of the Certificate of Incorporation).~~

~~PART IV.~~

~~Nothing contained in this Article TWELFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

THIRTEENTH.

(a)       The business and affairs of the Corporation shall be managed by the Board of Directors consisting of not less than six nor more than fifteen persons. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from

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time to time by the Board of Directors pursuant to a resolution adopted by two-thirds of the Continuing Directors. The directors need not be elected by ballot unless required by the By-Laws of the Corporation.

At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders~~; provided, however, that each director elected at the annual meetings of stockholders held in 2005, 2006 and 2007 shall serve for the full three-year term to which such director was elected~~. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and qualified or until his earlier resignation, removal from office or death~~, or until he shall resign or be removed~~.

In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as director until the expiration of his current term, or until his earlier resignation, removal from office or death.

(b)       Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds vote of the Continuing Directors then in office, or a sole remaining director, although less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. If one or more directors shall resign from the Board effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each director so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

(c)       [RESERVED]

~~Any director or the entire Board of Directors may be removed; however, such removal must be for cause and must be approved as set forth in this Section. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been grossly negligent in the performance of his duties to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.~~

~~Removal for cause, as cause is defined above, must be approved by at least a majority vote of the shares of the Corporation then entitled to be voted at an election for that director, and the action for removal must be brought within three months of such conviction or adjudication.~~

~~Notwithstanding the foregoing, and except as otherwise provided by law, in the event that Preferred Stock of the Corporation is issued and holders of any one or more series of such Preferred Stock are entitled, voting separately as a class, to elect one or more directors of the Corporation to serve for such terms as set forth in the Certificate of Incorporation, the provisions of this Article THIRTEENTH, Section (c), shall also apply, in respect to the removal of a director or directors so elected to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.~~

(d)       Any directors elected pursuant to special voting rights of one or more series of Preferred Stock, voting as a class, shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions, unless expressly stated.

(e)       For purposes of this Article THIRTEENTH, the following terms shall have the meanings hereinafter set forth:

(i)        “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1985.

(ii)       A person shall be a “Beneficial Owner” of any Voting Stock:

(A)       which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(B)       which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

MDU Resources Group, Inc. Proxy Statement	A-5

Proxy Statement

(C)       which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(iii)      “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, any Interested Stockholder and was a member of the Board of Directors prior to the time that any Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, any Interested Stockholder and is designated to succeed a Continuing Director by two-thirds of the Continuing Directors then on the Board of Directors.

(iv)      “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(A)       is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the then outstanding Voting Stock; or

(B)       is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question, became the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the then outstanding Voting Stock; or

(C)       is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For the purpose of determining whether a person is an Interested Stockholder pursuant to this Article THIRTEENTH, Section (e)(iv), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section (e)(ii) of this Article THIRTEENTH but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(v)       A “person” shall mean any individual, firm, partnership, trust, corporation or other entity.

(vi)      “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section (e)(iv) of this Article THIRTEENTH, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(vii)     “Voting Stock” shall mean each share of stock of the Corporation generally entitled to vote in elections of directors.

The Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article THIRTEENTH, including (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, and (C) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.

(f)        Capitalized terms used and not defined in Article FOURTEENTH or in Article SIXTEENTH of the Certificate of Incorporation which are defined in Section (e) of this Article THIRTEENTH shall have the meanings, for purposes of Article FOURTEENTH and Article SIXTEENTH of the Certificate of Incorporation, ascribed to such terms in Section (e) of this Article THIRTEENTH.

FOURTEENTH. The Board of Directors, in evaluating any proposal by another party to (a) make a tender or exchange offer for any securities of the Corporation, (b) effect a ~~Business Combination (as defined in Article TWELFTH),~~merger, consolidation or other business combination of the Corporation or (c) effect any other transaction having an effect upon the properties, operations or control of the Corporation similar to a tender or exchange offer ~~or Business Combination~~ for any securities of the Corporation or a merger, consolidation or other business combination of the Corporation, as the case may be, whether by an Interested Stockholder

A-6	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

~~(as defined in Article TWELFTH)~~ or otherwise, may, in connection with the exercise of its judgment as to what is in the best interests of the Corporation and its stockholders, give due consideration to the following:

(i)        the consideration to be received by the Corporation or its stockholders in connection with such transaction in relation not only to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition, future prospects and future value as an independent Corporation;

(ii)        the character, integrity and business philosophy of the other party or parties to the transaction and the management of such party or parties;

(iii)       the business and financial conditions and earnings prospects of the other party or parties to the transaction, including, but not limited to, debt service and other existing or likely financial obligations of such party or parties, the intention of the other party or parties to the transaction regarding the use of the assets of the Corporation to finance the acquisition, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located;

(iv)       the projected social, legal and economic effects of the proposed action or transaction upon the Corporation or its Subsidiaries, its employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation and its Subsidiaries do business;

(v)       the general desirability of the continuance of the Corporation as an independent entity; and

(vi)       such other factors as the Continuing Directors may deem relevant.

FIFTEENTH. [RESERVED] ~~Notwithstanding anything to the contrary contained in this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least four-fifths of the voting power of the then outstanding Voting Stock shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, Articles TWELFTH, THIRTEENTH, FOURTEENTH, FIFTEENTH and SIXTEENTH of this Certificate of Incorporation, provided that such four-fifths vote shall not be required for any amendment, alteration, change or repeal recommended to the stockholders by two-thirds of the Continuing Directors, as defined in Article TWELFTH.~~

FURTHER RESOLVED, that the Board of Directors hereby directs that this resolution and above proposed amendments be attached as an exhibit to the proxy statement for the Corporation’s 2010 Annual Meeting of Stockholders for consideration by the stockholders entitled to vote in respect thereof;

FURTHER RESOLVED, that upon approval of the proposed amendments to the Restated Certificate of Incorporation by the stockholders, the proper officers of the Corporation be, and each of them hereby is, authorized and directed to file a Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to amend the Corporation’s Registration Statement on Form 8-A relating to the common stock of the Corporation, and to file any and all other documents and to take any and all such further action as they deem necessary or appropriate to reflect such amendments.

MDU Resources Group, Inc. Proxy Statement	A-7

Proxy Statement

A-8	MDU Resources Group, Inc. Proxy Statement

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/mdu
Use the Internet to vote your proxy until 12:00 p.m. (CDT) on Monday, April 26, 2010.

TELEPHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on Monday, April 26, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to MDU Resources Group, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Telephone or Internet, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote “FOR” all nominees and “FOR” Items 2, 3, 4, and 5.

1.	Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01.	Thomas Everist	☐	☐	☐	06.	Thomas C. Knudson	☐	☐	☐
02.	Karen B. Fagg	☐	☐	☐	07.	Richard H. Lewis	☐	☐	☐

Please fold here – Do not separate

03.	Terry D. Hildestad	☐	☐	☐	08.	Patricia L. Moss	☐	☐	☐
04.	A. Bart Holaday	☐	☐	☐	09.	Harry J. Pearce	☐	☐	☐
05.	Dennis W. Johnson	☐	☐	☐	10.	John K. Wilson	☐	☐	☐

2.	Repeal of article TWELFTH of our restated certificate of incorporation, relating to business combinations with interested stockholders, and related amendments.	☐	For	☐	Against	☐	Abstain

3.	Repeal of article FIFTEENTH of our restated certificate of incorporation, which contains supermajority vote requirements.	☐	For	☐	Against	☐	Abstain

4.	Repeal of section (c) of article THIRTEENTH of our restated certificate of incorporation, which provides that directors may be removed only for cause.	☐	For	☐	Against	☐	Abstain

5.	Ratification of Deloitte & Touche LLP as our independent auditors for 2010.	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote “AGAINST” Item 6.

6.	Stockholder proposal requesting a report on coal combustion waste.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES, FOR ITEMS 2, 3, 4, AND 5, AND AGAINST ITEM 6.

Date _____________________________________
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MDU RESOURCES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 27, 2010
11:00 a.m. Central Daylight Saving Time

909 Airport Road
Bismarck, ND

1200 West Century Avenue	proxy

Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders on April 27, 2010.

This proxy will also be used to provide voting instructions to New York Life Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

The undersigned hereby appoints Harry J. Pearce and Paul K. Sandness and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Saving Time, April 27, 2010, at 909 Airport Road, Bismarck, ND, and at any adjournment(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touch-tone telephone, (2) submit your proxy by Internet or (3) mark, date, sign and return this proxy card in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

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